Exhibit 4.9

KRAFT CANADA INC.,

as Issuer of the Securities

and

THE GUARANTORS NAMED HEREIN,

as Guarantors

and

COMPUTERSHARE TRUST COMPANY OF CANADA,

as Trustee

INDENTURE

Dated as of July 6, 2015

SECTION 1002. Applicability of Article.	69

SECTION 1003. Election to Redeem; Notice to Trustee.	69

SECTION 1004. Selection by Trustee of Securities to be Redeemed.	69

SECTION 1005. Notice of Redemption.	70

SECTION 1006. Deposit of Redemption Price or Purchase Price.	71

SECTION 1007. Securities Payable on Redemption Date.	71

SECTION 1008. Securities Redeemed in Part.	71

SECTION 1009. Securities Purchased in Part.	72

SECTION 1010. Acquisition by Means Other Than Redemption.	72

ARTICLE ELEVEN MEETINGS OF HOLDERS OF SECURITIES	72

SECTION 1101. Purposes for Which Meetings May Be Called.	72

SECTION 1102. Call, Notice and Place of Meetings.	72

SECTION 1103. Persons Entitled to Vote at Meetings.	73

SECTION 1104. Quorum; Action.	73

SECTION 1105. Determination of Voting Rights; Conduct and Adjournment of Meetings.	74

SECTION 1106. Counting Votes and Recording Action of Meetings.	75

ARTICLE TWELVE GUARANTEES	75

SECTION 1201. Guarantees.	75

SECTION 1202. Release of Guarantor.	75

v

INDENTURE dated as of July 6, 2015 among Kraft Canada Inc., a corporation existing under the federal laws of Canada (hereinafter called the “Issuer”), The Kraft Heinz Company, a corporation existing under the laws of the State of Delaware (“Parent”), as guarantor, Kraft Heinz Foods Company, a corporation existing under the laws of the Commonwealth of Pennsylvania (the “Company”), as guarantor, and Computershare Trust Company of Canada, a trust company existing and licensed under the federal laws of Canada, as trustee (hereinafter called the “Trustee”).

WHEREAS the Issuer wishes to issue from time to time Securities in the manner provided for in this Indenture;

NOW, THEREFORE, THIS INDENTURE WITNESSES that, for good and valuable consideration, the receipt and sufficiency of which are acknowledged by the Issuer and the Trustee, the Issuer and the Trustee agree, for the equal and proportionate benefit of all Holders of the securities issued under this Indenture (the “Securities”), as follows:

ARTICLE ONE

DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION

SECTION 101. Definitions.

For all purposes of this Indenture and all Securities issued hereunder, except as otherwise expressly provided or unless the context otherwise requires:

(a) the terms defined in this Article One have the meanings assigned to them in this Article One, and include the plural as well as the singular;

(b) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles in the United States, and the term “generally accepted accounting principles” with respect to any computation required or permitted hereunder shall mean such accounting principles as are generally accepted in the United States at the date or time of such computation;

(c) the words “herein”, “hereof” and “hereunder” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision; and

(d) the words “include”, “includes” and “including” as used herein shall be deemed in each case to be followed by the phrase “without limitation.”

Certain terms are defined in those Articles in which they are used principally.

“Act,” when used with respect to any Holder, has the meaning specified in Section 105.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, “control,” when used with respect to any specified Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Attributable Debt” means, with regard to a Sale and Leaseback Transaction with respect to a Principal Facility, an amount equal to the lesser of: (a) the fair market value of the property (as determined in good faith by Parent’s Board of Directors); and (b) the present value of the total net amount of rent payments to be made under the lease during its remaining term (including any period for which such lease has been extended and excluding any unexercised renewal or other extension options exercisable by the lessee, and excluding amounts on account of maintenance and repairs, services, taxes and similar charges and contingent rents), discounted at the rate of interest set forth or implicit in the terms of the lease (or, if not practicable to determine such rate, the weighted average interest rate per annum borne by the Securities then outstanding), compounded semi-annually.

“Beneficial Owner” means (a) with respect to Book-Entry Securities, the Person who is the beneficial owner of such Book-Entry Securities as reflected on the books of a Clearing Agency or a Clearing Agency Participant maintaining an account with a Clearing Agency (directly or as an indirect participant, in accordance with the rules of a Clearing Agency); or (b) with respect to Securities other than Book-Entry Securities, a Person who is (i) a beneficial owner of such Securities and as reflected on the Security Register or (ii) a Person who is the beneficial owner of such Securities and as reflected on the books of a registered Holder who holds such Securities on behalf of the beneficial owner, as the case may be.

“Board of Directors” means, with respect to any Person, the board of directors of such Person or any duly authorized committee of that board or any director or directors and/or officer or officers of such Person to whom that board or committee shall have duly delegated its authority. Unless otherwise specified or the context otherwise requires, “Board of Directors” means the Board of Directors of the Issuer.

“Board Resolution” means, with respect to any Person, (1) a copy of a resolution duly adopted by the Board of Directors of such Person and in full force and effect on the date of such certification, or (2) a certificate signed by the director or directors or officer or officers of such Person to whom the Board of Directors shall have duly delegated its authority, and delivered to the Trustee Unless otherwise specified or the context otherwise requires, “Board Resolution” means a Board Resolution of the Issuer.

“Book-Based System” means, in relation to the Global Securities of a Series, the debt clearing, record entry, transfer and pledge systems and services established and operated by or on behalf of the related Depositary for such Series (including where applicable pursuant to one or more agreements between such Depositary and its participants establishing the rules and procedures for such systems and services).

“Book-Entry Securities” means any Global Securities issued or registered in the name of a Clearing Agency maintaining book-entry records with respect to the ownership and transfer of such Securities, or its nominee, or a custodian of such Clearing Agency, or its nominee, and for which registration, transfer and exchange of such Securities or any interest therein may not be effected by the Trustee or any other Person maintaining the Security Register, except in accordance with the terms of this Indenture and the rules of the Clearing Agency.

“Business Day” means each Monday, Tuesday, Wednesday, Thursday and Friday which (a) is not a day on which banking institutions and trust companies in the City of Toronto, Ontario are authorized or required by law, regulation or executive order to be closed, and (b) in connection with a particular Series, is a day in any Place of Payment relative to such Series on which the related Depositary, if any, for such Series processes transactions under its Book-Based System.

“Canadian dollars”, “Cdn$” and “$” each mean lawful currency of Canada.

“Capital Stock” of any Person means shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) the equity of such Person, including any preferred stock, but excluding any debt securities convertible into such equity.

“CDS” means CDS Clearing and Depository Services Inc., together with its successors from time to time.

“Clearing Agency” means, in relation to a Series issuable in whole or in part in the form of one or more Global Securities, CDS or any other organization recognized as a “clearing agency” pursuant to applicable securities law that is specified for such purpose in the related Series Supplement.

“Clearing Agency Participant” means a broker, dealer, bank, other financial institution or other Person for whom from time to time a Clearing Agency effects book-entry transfers and pledges of Book-Entry Securities held by the Clearing Agency.

“Code” means U.S. Internal Revenue Code of 1986, as amended, and the regulations thereunder

“Company” means the Person named as the “Company” in the first paragraph of this instrument until a successor Person shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Company” shall mean such successor Person.

“Consolidated Capitalization” means the total assets appearing on the most recent available consolidated balance sheet of Parent, less the following:

(i) current liabilities reflected on such consolidated balance sheet, including liabilities for indebtedness maturing more than 12 months from the date of the original creation thereof, but maturing within 12 months from the date of such consolidated balance sheet; and

(ii) deferred income tax liabilities reflected in such consolidated balance sheet.

“Consolidated Net Tangible Assets” means the excess of all assets over current liabilities appearing on the most recent available consolidated balance sheet of Parent, less goodwill and other intangible assets and the minority interests of third parties in Subsidiaries.

“Corporate Trust Office” means the principal office of the Trustee at which at any time its corporate trust business shall be administered, which office at the date of execution of this Indenture is located at 100 University Avenue, 11th Floor, Toronto, Ontario M5J 2Y1, Canada, or such other address as the Trustee may designate from time to time by notice to the Holders and the Issuer, or the principal corporate trust office of any successor Trustee (or such other address as such successor Trustee may designate from time to time by notice to the Holders and the Issuer).

“corporation” includes corporations, limited liability companies, companies and business trusts.

“Default” means, with respect to a Series, any event that is, or after notice or passage of time or both would be, an Event of Default with respect to such Series.

“Depositary” means, with respect to a Series issuable in whole or in part in the form of one or more Global Securities, the Clearing Agency or Clearing Agencies designated in or pursuant to the related Series Supplement as the Depositary or Depositaries for such Series, together with their respective successors in such capacity; provided, however, that, if no Clearing Agency is so designated in the related Series Supplement, “Depositary” means, with respect to such Series, CDS.

“Discount Securities” means Securities, other than Linked Securities, issued pursuant to this Indenture which are offered for a price less than the amount thereof to be due and payable at Maturity other than solely due to such amount being determined by application of a multiplier or leverage factor.

“Event of Default” has the meaning specified in Section 401.

“Exchange Act” means the United States Securities Exchange Act of 1934, as amended.

“Global Security” means a Security of a Series in global form.

“Government Obligations” means securities which are (i) direct obligations of the government which issued the currency in which the Securities of a particular Series are payable or (ii) obligations of a Person controlled or supervised by or acting as an agency or instrumentality of the government which issued the currency in which the Securities of such Series are payable, the payment of which is unconditionally guaranteed by such government, which, in either case, are not callable or redeemable at the option of the issuer thereof.

“Guarantee” means the guarantee by any Guarantor of the Issuer’s obligations under this Indenture and the Securities.

“Guarantor” means either Parent or the Company, in each case until a successor replaces it in accordance with the applicable provisions of Section 702 and, thereafter, means its successor.

“Holder” means a Person in whose name a Security is registered in the Security Register (and including, for greater certainty, in the case of any Global Security, the applicable Depositary or its nominee which has possession of such Global Security or in whose name such Global Security is registered, as the case may be).

“Holder Direction” means, in respect of an Act of Holders of a Series, an approval of or direction to make, give or take such Act given (i) by Holders of more than 50% of the principal amount of such Series then Outstanding voted (either in person or by proxies duly appointed in writing) at a meeting of such Holders duly called and held in accordance with the provisions of Article Eleven or (ii) pursuant to an instrument in writing signed in one or more counterparts by Holders (in person or by their agent duly appointed in writing) of more than 50% of the principal amount of such Series then Outstanding.

“Indenture” means (i) this instrument as originally executed (including all exhibits and schedules hereto) and as it may from time to time be supplemented, amended or otherwise modified (other than by a Series Supplement), or (ii) with respect to a particular Series, this Indenture as defined in clause (i) above as supplemented by the related Series Supplement.

“Interest Payment Date”, when used with respect to any Security, means the Stated Maturity of an installment of interest on such Security.

“Issuer” means the Person named as the “Issuer” in the first paragraph of this Indenture, until a successor Person shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Issuer” shall mean such successor Person. To the extent necessary to comply with the requirements of the provisions of the Trust Indenture Legislation as they are applicable to the Issuer, the term “Issuer” shall include any other obligor with respect to the Securities for the purposes of complying with such provisions.

“Issuer Request” or “Issuer Order” means a written request or order signed in the name of the Issuer by any of the following officers: its President, its Chief Executive Officer, its Chief Financial Officer, any Vice-President, its Treasurer, its Secretary, its Assistant Secretary or its General Counsel, and delivered to the Trustee.

“Lien” means any mortgage or deed of trust, charge, pledge, lien (statutory or otherwise), privilege, security interest, assignment, easement, hypothecation, claim, preference, priority or other encumbrance upon or with respect to any property of any kind (including any conditional sale, capital lease or other title retention agreement, any leases in the nature thereof), real or personal, moveable or immovable, now owned or hereafter acquired; provided, however, that in no event shall an operating lease be deemed to constitute a Lien.

“Linked Securities” means Securities the Maturity Consideration of which or any other payment thereon will be determined by reference to: (a) one or more equity or debt securities, including, but not limited to, the price or yield of such securities; (b) any statistical measure of economic or financial performance, including, but not limited to, any currency, consumer price or mortgage index; or (c) the price or value of any commodity or any other item or index or any combination thereof.

“Maturity”, when used with respect to any Security, means the date on which the principal of (and premium, if any) and interest on such Security becomes due and payable as therein or herein provided, whether at the Stated Maturity thereof or by declaration of acceleration, call for redemption, request for redemption, repayment at the option of the holder or otherwise.

“Maturity Consideration” means, with respect to Securities of a Series (whether or not issued by, or the obligation of, the Issuer), the amount of money (including payment of principal and premium, if any, and any accrued but unpaid interest thereon), or a combination of money, securities and/or other property, in either case payable or deliverable upon payment of the discharge of the Securities of such Series upon Maturity.

“Officer’s Certificate” means a certificate signed by any one of the following officers of the Issuer (or, if to be delivered by another Person, such Person): its President, its Chief Executive Officer, its Chief Financial Officer, any Vice President, its Treasurer, its Secretary, its Assistant Secretary or its General Counsel.

“Opinion of Counsel” means a written opinion of counsel, who may be an employee of or counsel for the Issuer, a Guarantor or any of their Affiliates, as applicable.

“Outstanding”, when used with respect to the Securities or a Series of Securities means, as of the date of determination, all Securities (or all Securities of such Series, as applicable) theretofore authenticated and delivered under this Indenture, except:

(a) Securities theretofore cancelled by the Trustee or delivered to the Trustee, the related Security Registrar or the related Paying Agent for cancellation;

(b) Securities, or portions thereof, for whose payment, redemption or purchase money in the necessary amount and in the required currency or currency unit has been theretofore deposited with the Trustee or any related Paying Agent (other than the Issuer or any other obligor upon the Securities) in trust or set aside and segregated in trust by the Issuer or any other obligor upon the Securities (if the Issuer or any other obligor upon the Securities shall act as its own Paying Agent) for the Holders of such Securities; provided, however, that, if such or portions thereof are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture, or provision therefor satisfactory to such Trustee has been made; and

(c) Securities which have been paid pursuant to Section 208 or in exchange for or in lieu of which other Securities have been authenticated and delivered pursuant to this Indenture, other than any such Securities in respect of which there shall have been presented to the Trustee proof satisfactory to it that such Securities are held by a bona fide purchaser in whose hands the Securities are valid obligations of the Issuer.

provided, however, that in determining whether the Holders of the requisite principal amount of Outstanding Securities (or Series of Outstanding Securities) have given any request, demand, authorization, direction, notice, consent or waiver hereunder or are present at a meeting of Holders of Securities for quorum purposes, (1) Securities owned by the Issuer, or any other obligor upon the Securities or any Affiliate of the Issuer or such other obligor, shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Securities which a Responsible Officer of the Trustee knows to be so owned shall be so disregarded. Securities so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee’s right so to act with respect to such Securities and that the pledgee is not the Issuer or any other obligor upon the Securities or any Affiliate of the Issuer or such other obligor, (2) the principal amount of a Discount Security that may be counted in making such determination and that shall be deemed to be Outstanding for such purposes shall be equal to the face amount due and payable at Maturity, and (3) the principal amount of a Security denominated in currency or currency unit other than Canadian dollars that may be counted in making such determination and that shall be deemed to be Outstanding for such purposes shall be determined in accordance with Section 116.

“Paying Agent” means, in respect of a Series, any Person authorized by the Issuer in or pursuant to this Indenture or the related Series Supplement to pay the principal of (or premium, if any) or interest on any Securities of such Series on behalf of the Issuer.

“Parent” means the Person named as “Parent” in the first paragraph of this instrument until a successor Person shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Holdings” shall mean such successor Person

“Person” means any individual, firm, corporation, partnership, association, joint venture, tribunal, trust, government or political subdivision or agency or instrumentality thereof, or any other entity or organization.

“Place of Payment” means, in relation to a Series, the place or places where the principal of (and premium or other amounts, if any) and interest on Securities of such Series are payable as specified in the related Series Supplement or, if no Place of Payment is specified in such Series Supplement, the Corporate Trust Office of the Trustee located in the City of Toronto, Ontario.

“Predecessor Security” of any particular Security means every previous Security evidencing all or a portion of the same debt as that evidenced by such particular Security; and, for the purposes of this definition, any Security authenticated and delivered under Section 208 in exchange for a mutilated Security or in lieu of a lost, destroyed or stolen Security shall be deemed to evidence the same debt as the mutilated, lost, destroyed or stolen Security.

“Principal Facility” means all real property owned and operated by Parent or any Subsidiary located within the United States and constituting part of any manufacturing plant or distribution facility, including all attached plumbing, electrical, ventilating, heating, cooling, lighting and other utility systems, ducts and pipes but excluding trade fixtures (unless their removal would cause substantial damage to the manufacturing plant or distribution facility), business machinery, equipment, motorized vehicles, tools, supplies and materials, security systems, cameras, inventory and other personal property and materials. However, no manufacturing plant or distribution facility will be a Principal Facility unless its net book value exceeds 2% of Consolidated Net Tangible Assets.

“Purchase Date” means, with respect to any Securities of a Series to be repurchased, the date fixed for such repurchase by or pursuant to this Indenture.

“Purchase Price” means the amount payable for the repurchase of any Securities of a Series on a Purchase Date, exclusive of accrued and unpaid interest thereon to the Purchase Date, unless otherwise specifically provided.

“Redemption Date”, when used with respect to any Security to be redeemed in whole or in part, means the date fixed for such redemption by or pursuant to this Indenture.

“Redemption Price”, when used with respect to any Security to be redeemed, means, unless otherwise specified in such Security or the Series Supplement in respect of such Security, the price at which it is to be redeemed pursuant to this Indenture.

“Regular Record Date” means, for the interest payable on any Interest Payment Date, the date specified with respect to such Series (whether or not a Business Day) in the related Series Supplement.

“Responsible Officer” means, when used with respect to the Trustee, any officer within the corporate trust department of the Trustee, including any vice president, assistant vice president, assistant secretary, assistant treasurer, trust officer or any other officer of the Trustee who customarily performs functions similar to those performed by the Persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of such person’s knowledge of and familiarity with the particular subject and who shall have direct responsibility for the administration of this Indenture.

“Restricted Subsidiary” means any Subsidiary of Parent (a) substantially all the property of which is located, or substantially all the business of which is carried on, within the United States and (b) that owns a Principal Facility.

“Sale and Leaseback Transaction” means the sale or transfer of a Principal Facility with the intention of taking back a lease of such property, except (i) a lease for a temporary period of less than 3 years, including renewals, with the intent that the use by Parent or any Restricted Subsidiary will be discontinued on or before the expiration of such period or (ii) a lease between Parent and one or more of its Subsidiaries or between one or more Subsidiaries of Parent.

“Security” and “Securities” have the meaning set forth in the paragraph immediately preceding Section 101 of this Indenture and more particularly means any Securities authenticated and delivered under this Indenture.

“SEC” means the United States Securities and Exchange Commission, as from time to time constituted, created under the Exchange Act.

“Series” or “Series of Securities” means all Securities of a series, whether or not any such Securities have been or are to be issued on the same date.

“Series Supplement” means, with respect to a Series, a supplement to this Indenture establishing the terms and conditions applicable to such Series, as such supplement may be amended, modified, supplemented, consolidated or restated from time to time.

“Special Record Date” means a date fixed by the Trustee for the payment of any Defaulted Interest pursuant to Section 209.

“Stated Maturity” means, when used with respect to any Security or any installment of principal or interest thereon, the date specified in such Security as the fixed date on which the principal of such Security or such installment of principal or interest is due and payable.

“Subsidiary” means, with respect to any Person, any corporation, association, partnership or other legal entity of which more than 50% of the total voting power is at the time owned or controlled, directly or indirectly, by: (1) such Person, (2) such Person and one or more Subsidiaries of such Person or (3) one or more Subsidiaries of such Person. Unless otherwise specified or the context shall otherwise require, “Subsidiary” means a Subsidiary of Parent.

“Trust Indenture Legislation” means, with respect to a Series, at any time, any applicable statute of Canada or any province thereof, in each case, relating to trust indentures for debt obligations and the rights, duties and obligations of trustees and of corporations issuing or guaranteeing debt obligations under trust indentures, in each case only to the extent that such provisions are at such time in force and applicable to this Indenture, the Issuer, any Guarantor or the Trustee.

“Trustee” means the Person named as the “Trustee” in the first paragraph of this Indenture, until a successor Trustee shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Trustee” shall mean such successor Trustee.

“United States” means, unless otherwise specified with respect to Securities of any Series, the United States of America (including the States and the District of Columbia), its territories, its possessions and other areas subject to its jurisdiction (including the Commonwealth of Puerto Rico).

“U.S.$” and “U.S. dollars” each mean lawful currency of the United States of America.

SECTION 102. Other Definitions.

DEFINED TERM	DEFINED IN SECTION
Additional Amounts	907
Bankruptcy Law	401	(d)
Company	Recitals
Defaulted Interest	209
defeasance	302
First Currency	115
Other Currency	115
Parent	Recitals
Privacy Laws	123
Security Register	206
Security Registrar	206
Successor Purchaser	701
Taxes	907
Tax Jurisdiction	907
value	906

SECTION 103. Compliance Certificates and Opinions.

Upon any application or request by the Issuer to the Trustee to take any action under any provision of this Indenture, the Trustee may require the Issuer to furnish to the Trustee an Officer’s Certificate stating that all conditions precedent, if any, provided for in this Indenture (including any covenant, the compliance with which constitutes a condition precedent) relating to the proposed action have been complied with or an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent, if any, have been complied with, or both, except that, in the case of any such application or request as to which the furnishing of such documents is specifically required by any provision of this Indenture relating to such particular application or request, no additional certificate or opinion need be furnished. Where this Indenture requires that the Issuer’s compliance with its conditions are subject to review by an auditor or accountant, an opinion or report shall be delivered by the auditor of the Issuer, or any accountant licensed as an accountant under the legislation of the jurisdiction in which the accountant practices, evidencing that such conditions have been complied with in accordance with the terms of this Indenture, which opinion or report shall be based on the examinations or enquiries required to be made by such Person under this Indenture.

Every certificate (other than certificates provided pursuant to Section 904), opinion or report with respect to compliance with a condition or covenant provided for in this Indenture shall include:

(a) a statement that the individual signing such certificate or opinion has read such covenant or condition and the definitions and other terms herein relating thereto;

(b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate, opinion or report, as applicable, are based;

(c) a statement that, in the opinion of the individual, such individual has made such examination or investigation as such individual believes is necessary to enable such individual to make the statements or give the opinions contained or expressed therein; and

(d) a statement as to whether, in the opinion of the individual, such covenant or condition has been complied with or satisfied.

SECTION 104. Form of Documents Delivered to the Trustee.

In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

Any certificate or opinion of an officer of the Issuer may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which his certificate or opinion is based are erroneous. Any such certificate or Opinion of Counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Issuer stating that the information with respect to such factual matters is in the possession of the Issuer, unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous.

Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

SECTION 105. Acts of Holders.

Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be made, given or taken by Holders of one or more Series of Securities may be made, given or taken by way of a Holder Direction from Holders of such one or more Series; and, except as herein otherwise expressly provided, such action shall become effective when the instrument or record in respect of the Holder Direction is delivered to the Trustee and, where it is hereby expressly required, to the Issuer. Such instrument and any such record (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the “Act” of the Holders signing such instrument or instruments and so voting at any such meeting or by proxy. Proof of execution of any such instrument or of a writing appointing any such agent, or of the holding by any Person of a Security, shall be sufficient for any purpose of this Indenture and (subject to Section 501 and the Trust Indenture Legislation) conclusive in favor of the Trustee and the Issuer, if made in the manner provided in this Section 105. The record of any meeting of Holders of Securities shall be proved in the manner provided in Section 1106.

Without limiting the generality of this Section 105, unless otherwise established in or pursuant to a Series Supplement pursuant to Section 202, a Holder, including a Clearing Agency that is a Holder of a Global Security, may make, give or take, by a proxy or proxies, duly appointed in writing, any request, demand, authorization, direction, notice, consent, waiver or other action provided in this Indenture to be made, given or taken by Holders, and a Clearing Agency that is a Holder of a Global Security may provide its proxy or proxies to the Beneficial Owners of interests in any such Global Security through such Clearing Agency’s standing instructions and customary practices.

The fact and date of the execution by any Person of any such instrument or writing may be proved in any reasonable manner which the Trustee deems sufficient and in accordance with such reasonable rules as the Trustee may determine; and the Trustee may in any instance require further proof with respect to any of the matters referred to in this Section 105.

The ownership of Securities and the principal amount and serial numbers of Securities held by any Person, and the date of holding the same, shall be proved by the Security Register.

If the Issuer shall solicit from the Holders any request, demand, authorization, direction, notice, consent, waiver or other Act, the Issuer may, at its option, fix in advance a record date for the determination of the Holders entitled to give such request, demand, authorization, direction, notice, consent, waiver or other Act, but the Issuer shall have no obligation to do so. If such a record date is fixed, such request, demand, authorization, direction, notice, consent, waiver or other Act may be given before or after such record date, but only the Holders of record at the close of business on such record date shall be deemed to be Holders for the purposes of determining whether Holders of the requisite proportion of Securities (or Series of Securities) then Outstanding have authorized or agreed or consented to such request, demand, authorization, direction, notice, consent, waiver or other Act, and for this purpose the Securities (or Securities of a Series of Securities) then Outstanding shall be computed as of such record date; provided that no such request, demand, authorization, direction, notice, consent, waiver or other Act by the Holders on such record date shall be deemed effective unless it shall become effective pursuant to the provisions of this Indenture not later than eleven months after the record date.

Any request, demand, authorization, direction, notice, consent, waiver or other Act by the Holder of any Security shall bind every future Holder of the same Security or the Holder of every Security issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof, in respect of anything done, suffered or omitted to be done by the Trustee, any Paying Agent, any Security Registrar or the Issuer in reliance thereon, whether or not notation of such action is made upon such Security.

SECTION 106. Notices, etc., to Trustee and Issuer.

Any request, demand, authorization, direction, notice, consent, waiver or Act of Holders or other document provided or permitted by this Indenture to be made upon, given or furnished to, or filed with,

(a) the Trustee by any Holder or the Issuer shall be sufficient for every purpose hereunder if made, given, furnished or delivered, in writing, to or with the Trustee at its Corporate Trust Office, Attention: Manager, Corporate Trust, Fax: (416) 981-9777; and

(b) the Issuer by the Trustee or any Holder shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if made, given,

furnished or delivered in writing to the Issuer to 95 Moatfield Dr, North York, ON M3B 3L6, Attention: Secretary , fax: (416) 441-5328, with a copy to Kraft Heinz Foods Company, One PPG Place, Pittsburgh, Pennsylvania 15222, Attention: General Counsel, fax: (412) 456-6115), or, in either case, at any other address previously furnished in writing to the Trustee by the Issuer.

Any such request, demand, authorization, direction, notice, consent, waiver or Act of Holders or other document shall be deemed to have been received on the day made, given, furnished or delivered except when sent by facsimile transmission, in which case it will be deemed to have been received on the day of transmittal, if such facsimile was transmitted on a Business Day during normal business hours of the recipient, or on the next succeeding Business Day, if not transmitted on a Business Day or during such business hours. Each of the Trustee and the Issuer may from time to time notify the other party of a change in address or facsimile number by notice as provided in this Section 106.

SECTION 107. Notice to Holders; Waiver.

Except as otherwise expressly provided herein or in a Series Supplement, where this Indenture provides for notice to Holders of any event, such notice shall be sufficiently given (unless otherwise herein expressly provided) to each Holder affected by such event if in writing and mailed, first-class postage prepaid, at such Holder’s address as it appears in the Security Register, or delivered electronically to such Holder, in each case not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice. In any case where notice to Holders is given by mail or delivered electronically, neither the failure to mail or deliver such notice, nor any defect in any notice so mailed or delivered, to any particular Holder shall impair or affect the validity or sufficiency of such notice with respect to other Holders. Any notice mailed or delivered electronically to a Holder in the aforesaid manner shall be conclusively deemed to have been received by such Holder when mailed or delivered, as applicable, whether or not actually received by such Holder. Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

In case by reason of the suspension of regular mail service or by reason of any other cause, it shall be impracticable to mail notice of any event as required by any provision of this Indenture, then any method of giving such notice as shall be satisfactory to the Trustee shall be deemed to be a sufficient giving of such notice.

SECTION 108. Conflict with Trust Indenture Legislation.

If and to the extent that any provision of this Indenture (including any Series Supplement or other supplemental indenture) limits, qualifies or conflicts with a mandatory requirement of the Trust Indenture Legislation, such mandatory requirement shall prevail. At all times in relation to this Indenture, any supplemental indenture and any action to be taken hereunder or thereunder, the Issuer, any Guarantor and the Trustee each shall observe and comply with the Trust Indenture Legislation and the Issuer, any Guarantor, the Trustee and each Holder shall be entitled to the benefits of the Trust Indenture Legislation.

SECTION 109. Effect of Headings and Table of Contents.

The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

SECTION 110. Successors and Assigns.

All covenants and agreements in this Indenture by the Issuer shall bind its successors and permitted assigns (if any), whether so expressed or not. All covenants and agreements of the Trustee in this Indenture shall bind its successors and permitted assigns (if any), whether so expressed or not.

SECTION 111. Separability Clause.

In case any provision in this Indenture or in the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 112. Benefits of Indenture.

Nothing in this Indenture or in the Securities, express or implied, shall give to any Person (other than the parties hereto, any Paying Agent and any Security Registrar, and their respective successors hereunder, and the Holders) any benefit or any legal or equitable right, remedy or claim under this Indenture or in respect of the Securities.

SECTION 113. Governing Law and Attornment.

This Indenture and the Securities shall be governed by and construed in accordance with the laws of the Province of Ontario and the laws of Canada applicable therein except with respect to any obligations of a Guarantor under its Guarantee, which shall be governed by and construed in accordance with the laws of the State of New York. With respect to any suit, action or proceedings relating to this Indenture or any Securities, each of the parties hereto and, by their acceptance of Securities and the benefits of this Indenture and the related Series Supplement, the Holders from time to time irrevocably submits and attorns to the non-exclusive jurisdiction of the courts of the Province of Ontario except with respect to any such suit, action or proceedings relating to any obligations of a Guarantor with respect to its Guarantee, with respect to which the Holders from time to time irrevocably submit and attorn to the non-exclusive jurisdiction of any state or Federal court in the Borough of Manhattan, New York, New York, and any appellate court from any thereof, and each of them irrevocably submits to the non-exclusive jurisdiction of such courts in any suit, action or proceeding.

SECTION 114. Legal Holidays.

In any case where any Interest Payment Date, Redemption Date, date established for payment of Defaulted Interest pursuant to Section 209 or Stated Maturity with respect to any Security shall not be a Business Day, then (notwithstanding any other provision of this Indenture or of the Securities other than a provision in the Securities of any Series which specifically states that such provision shall apply in lieu of this Section 114) payment of interest or principal (and premium or other amounts, if any) need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the Interest Payment Date, Redemption Date, date established for payment of Defaulted Interest pursuant to Section 209 or Stated Maturity and no interest shall accrue with respect to such payment for the period from and after such Interest Payment Date, Redemption Date, date established for payment of Defaulted Interest pursuant to Section 209 or Stated Maturity to the next succeeding Business Day.

SECTION 115. Immunity of Directors, Officers, Employees and Shareholders.

No recourse shall be had for the payment of principal of, or premium, if any, or interest, if any, on any Security of any Series, or for any claim based thereon, or upon any obligation, covenant or agreement of this Indenture, against any director, officer, employee, incorporator or shareholder, as such, past, present or future, of Parent or any of its Subsidiaries or Affiliates or of any successor corporation, either directly or indirectly through Parent or any successor corporation, whether by virtue of any constitution, statute or rule of law or by the enforcement of any assessment of penalty or otherwise; it being expressly agreed and understood that this Indenture and all the Securities of each Series are solely corporate obligations, and that no personal liability whatever shall attach to, or is incurred by, any director, officer, employee, incorporator or shareholder, as such, past, present or future, of Parent or any of its Subsidiaries or Affiliates or of any successor corporation, either directly or indirectly through Parent or any of its Subsidiaries or Affiliates or any successor corporation, because of the incurring of the indebtedness hereby authorized or under or by reason of any of the obligations, covenants or agreements contained in this Indenture or in any of the Securities, or to be implied herefrom or therefrom; and that all such personal liability is hereby expressly released and waived by each Holder as a condition of, and as part of the consideration for, the execution of this Indenture and the issuance of the Securities of each Series.

SECTION 116. Certain Matters Relating to Currencies.

Each reference to any currency or currency unit in any Security, or in the Series Supplement or other supplemental indenture relating thereto, shall mean only the referenced currency or currency unit and no other currency or currency unit. The Trustee shall segregate moneys, funds and accounts held by the Trustee in one currency or currency unit from any moneys, funds or accounts held in any other currencies or currency units, notwithstanding any provision herein which would otherwise permit the Trustee to commingle such amounts.

For purposes of the construction of the terms of this Indenture or of the Securities, in the event that any amount is stated herein in the currency of one nation (the “First Currency”), as of any date such amount shall also be deemed to represent the amount in the currency of any other relevant nation (the “Other Currency”) which is required to purchase such amount in the First Currency at the rate of exchange quoted by the Royal Bank of Canada at its central foreign exchange desk in its head office in Toronto at 12:00 noon (Toronto, Ontario time) on the date of determination. Whenever any action or Act is to be taken hereunder by the Holders of Securities denominated in a currency or currency unit other than Canadian dollars, then for purposes of determining the principal amount of Securities held by such Holders, the aggregate principal amount of the Securities denominated in such foreign currency or currency unit shall be deemed to be that amount of Canadian dollars that could be obtained for such principal amount on the basis of such rate of exchange.

SECTION 117. Trustee Not Bound to Act,

The Trustee shall retain the right not to act and shall not be liable for refusing to act if, due to a lack of information or for any other reason whatsoever, the Trustee, in its sole judgment, determines that such act might cause it to be in non-compliance with any applicable anti-money laundering or anti-terrorist legislation, regulation or guideline. Further, should the Trustee, in its sole judgment, determine at any time that its acting under this Indenture has resulted in its being in non-compliance with any applicable anti-money laundering or anti-terrorist legislation, regulation or guideline, then it shall have the right to resign on ten days’ written notice to the Issuer; provided that (a) the Trustee’s written notice shall describe the circumstances of such non-compliance, and (b) if such circumstances are rectified to the Trustee’s satisfaction within such ten-day period, then such resignation shall not be effective.

To help the government fight the funding of terrorism and money laundering activities, federal law requires all financial institutions to obtain, verify and record information that identifies each person who opens an account.

SECTION 118. No Adverse Interpretation of Other Agreements.

This Indenture may not be used to interpret any other indenture, loan or debt agreement of the Issuer, any Guarantor or their respective Subsidiaries or of any other Person. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

SECTION 119. Documents in English.

The Issuer, the Trustee and, by their acceptance of Securities and the benefits of this Indenture (including the related Series Supplement), the Holders acknowledge that this Indenture, each Security and each document related hereto and thereto (whether or not any of such documents is also drawn up in French) has been drawn up in English at the express will of such Persons. Les parties à ces présentes conviennent que ces présentes ainsi que tout document qui s’y rattache (incluant tout document rédigé en francais et en anglais) soient rédigés en langue anglais à la volunté express des parties.

SECTION 120. No Conflict With Series Supplements.

The terms and provisions of a Series Supplement for any particular Series may eliminate, modify, amend or add to any of the terms and provisions of this Indenture, but solely as applied to such Series. The insertion of the phrase “in any Series Supplement”, “unless otherwise provided in the related Series Supplement” or similar phrases in this Indenture, or the absence of any such phrase, shall not limit the scope of or otherwise affect the proceeding sentence or Section 202. For greater certainty, if a term or provision contained in this Indenture shall conflict or be inconsistent with a term or provision of any such Series Supplement, such Series Supplement shall govern with respect to the Series to which it relates; provided, however, that the terms and provisions of such Series Supplement may eliminate, modify, amend or add to the terms and provisions of this Indenture solely as applied to such Series.

SECTION 121. Language of Notices, etc.

Any request, demand, authorization, direction, notice, consent, election or waiver required or permitted under this Indenture shall be in the English language (or in the French language in the Province of Québec, but only to the extent required by law), except that, if the Issuer so elects, any published notice may be in an official language of the country of publication to the extent permitted by law.

SECTION 122. Currency Of Payment.

Unless expressly provided to the contrary in this Indenture or otherwise expressly provided in the Series Supplement in respect of a Series, all payments to be made hereunder and in respect of any Series shall be made in Canadian dollars.

SECTION 123. Rules by Trustee and Agents.

The Trustee may make reasonable rules for action by or at a meeting of Holders. The Security Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.

SECTION 124. SEC Reporting.

The Issuer confirms that as at the date of execution of this Indenture it does not have a class of securities registered pursuant to Section 12 of the Exchange Act or has a reporting obligation pursuant to Section 15(d) of the Exchange Act. The Issuer covenants that in the event that (i) any class of its securities shall become registered pursuant to Section 12 of the Exchange Act or the Issuer shall incur a reporting obligation pursuant to Section 15(d) of the Exchange Act, or (ii) any such registration or reporting obligation shall be terminated by the Issuer in accordance with the Exchange Act, the Issuer shall promptly deliver to the Trustee an Officer’s Certificate (in a form provided by the Trustee) notifying the Trustee of such registration or termination and such other information as the Trustee may require at the time. The Issuer acknowledges that the Trustee is relying upon the foregoing representation and covenants in order to meet certain SEC obligations with respect to those clients who are filing with the SEC.

SECTION 125. Compliance with Privacy Laws.

The parties acknowledge that federal and/or provincial legislation that addresses the protection of individuals’ personal information (collectively, “Privacy Laws”) applies to obligations and activities under this Indenture. Despite any other provision of this Indenture, no party shall take or direct any action that would contravene, or cause the other to contravene, applicable Privacy Laws. The Issuer shall, prior to transferring or causing to be transferred personal information to the Trustee, obtain and retain required consents of the relevant individuals to the collection, use and disclosure of their personal information, or shall have determined that such consents either have previously been given upon which the parties can rely or are not required under the Privacy Laws. The Trustee shall use commercially reasonable efforts to ensure that its services hereunder comply with Privacy Laws. Specifically, the Trustee agrees: (a) to have a designated chief privacy officer, (b) to maintain policies and procedures to protect personal information and to receive and respond to any privacy complaint or inquiry, (c) to use personal information solely for the purposes of providing its services under or ancillary to this Indenture and not to use it for any other purpose except with the consent of or direction from the Issuer or the individual involved, (d) not to sell or otherwise improperly disclose personal information to any third party, and (e) to employ administrative, physical and technological safeguards to reasonably secure and protect personal information against loss, theft, or unauthorized access, use or modification.

SECTION 126. Counterparts.

This Indenture may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument. The exchange of copies of this Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Indenture as to the parties hereto and may be used in lieu of the original Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes.

ARTICLE TWO

THE SECURITIES

SECTION 201. Title and Terms.

An unlimited aggregate principal amount of Securities may be authenticated and delivered under this Indenture. The Securities may be issued in one or more Series. All Securities of a Series shall be identical except as may be set forth in the applicable Series Supplement detailing the adoption of the terms thereof. In the case of Securities of a Series to be issued from time to time, the Series Supplement may provide for the method by which specified terms (such as interest rate, maturity date, record date or date from which interest shall accrue) are to be determined. Securities may differ between Series in respect of any matters.

Except as otherwise provided in the related Series Supplement, the Issuer hereby designates the Corporate Trust Office in the City of Toronto, Ontario as the Place of Payment for each Series (and, if the Issuer shall designate and maintain an additional office or agency at the Place of Payment in respect of such Series, also such additional Place of Payment) and initially appoints the Trustee as the Paying Agent therefor; provided, however, that, at the option of the Issuer, interest may be paid by cheque mailed to addresses of the Persons entitled thereto as such addresses shall appear on the Security Register; provided further that all payments of the principal of, and interest, premium and other amounts, if any, on, Securities, the Holders of which have given wire transfer instructions to the Issuer or the Paying Agent at least 10 Business Days prior to the applicable payment date and hold at least Cdn$1,000,000 (for Securities denominated in Canadian dollars) or U.S.$1,000,000 (for Securities denominated in U.S. dollars), or the equivalent amount in any other currency or currencies, in principal amount of Securities, will be required to be made by wire transfer of immediately available funds to the accounts specified by such Holders in such instructions. Any such wire transfer instructions received by the Issuer or the Paying Agent shall remain in effect until revoked by such Holder. Notwithstanding the foregoing, the final payment of principal shall be payable only upon surrender of the Security to the Paying Agent.

To the extent that any Series Supplement provides that the related Series are redeemable, the Securities shall be redeemable as provided in Article Ten.

SECTION 202. Establishment of Terms of Series of Securities.

At or prior to the issuance of any Securities within a Series, the following shall be established by a Series Supplement pursuant to authority granted under a Board Resolution of the Issuer:

(a) the title of the Securities of the Series (which shall distinguish the Securities of that particular Series from the Securities of any other Series);

(b) any limit upon the aggregate principal amount of the Securities of the Series which may be authenticated and delivered under this Indenture (except for Securities authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Securities of the Series);

(c) the ranking of the Securities of the Series relative to other obligations of the Issuer and the terms of any subordination provisions;

(d) the date or dates (or manner of determining the same) on which the Maturity Consideration for the Securities of the Series are payable;

(e) whether the Securities of the Series will bear interest and/or whether Securities will be issued as Discount Securities or Linked Securities, the rate or rates (which may be fixed or variable) at which the Securities of the Series shall bear interest, if any, and, if applicable, the interest rate basis, formula or other method of determining such interest rate or rates, the date or dates from which such interest, if any, shall accrue, the Interest Payment Dates on which such interest, if any, shall be payable or the method by which such dates will be determined, the record dates for the determination of Holders thereof to whom such interest is payable (in the case of Securities in registered form), whether any interest will be paid on Defaulted Interest and the basis upon which such interest will be calculated if other than that of a 365-day or 366-day year, as applicable;

(f) if other than Canadian dollars, the currency or currencies, including composite currencies in which Securities of the Series shall be denominated;

(g) any Place of Payment in addition to or instead of the Corporate Trust Office of the Trustee and the method of such payment, if by electronic transfer, mail or other means, to the extent different or additional to the method provided herein, where Securities of such Series may be surrendered for registration, transfer or exchange and where demand to or upon the Issuer in respect of such Securities and this Indenture may be served;

(h) the period or periods within which (or manner of determining the same), the price or prices at which (or manner of determining the same), the currency or currency unit in which, and the other terms and conditions upon which Securities of that Series may be redeemed, in whole or in part, at the option of the Issuer or otherwise, and any remarketing arrangements with respect to the Securities of that Series;

(i) the form of the Securities of the Series and whether Securities of the Series are to be issued in registered form or bearer form or both;

(j) whether Securities of the Series are to be issuable in fully certificated form or as Book-Entry Securities and, if in certificated form, whether such Securities are to be issuable initially in the form of one or more Global Securities and the form of any legend or legends to be borne by any such Security;

(k) if the Securities of the Series shall be issued in whole or in part in the form of a Global Security, the terms and conditions, if any, upon which such Global Security may be exchanged in whole or in part for other individual definitive Securities of such Series to the extent different from what is provided herein and the Depositary for such Global Security;

(l) any authenticating agent, Paying Agent, transfer agent or Security Registrar in respect of such Series to the extent different than, or in addition to, any Person identified as such in this Indenture;

(m) the terms and conditions, if any, upon which the Securities of the Series may be converted into common shares or other equity interests of the Issuer, including the initial conversion price or rate, the conversion period and any additional provisions;

(n) the obligation, if any, of the Issuer to redeem, purchase or repay the Securities of the Series pursuant to any sinking fund or analogous provisions or at the option of a Holder thereof and the price or prices at which (or manner of determining the same), the period or periods within which (or manner of determining the same), and the terms and conditions upon which, Securities of the Series shall be redeemed, purchased or repaid, in whole or in part, pursuant to such obligations;

(o) the terms, if any, upon which the Securities of the Series may be exchanged for other securities, and the terms and conditions upon which such exchange shall be effected, including the initial exchange price or rate, the exchange period and any other additional provisions;

(p) if other than denominations of Cdn$1,000 and any integral multiple thereof, the denominations in which the Securities of the Series shall be issuable;

(q) if the amount of Maturity Consideration with respect to the Securities of the Series may be determined with reference to an index or pursuant to a formula or other method, the manner in which such amounts will be determined and the calculation agent, if any, with respect thereto;

(r) if the principal amount payable at the Stated Maturity of Securities of the Series will not be determinable as of any one or more dates prior to such Stated Maturity, the amount that will be deemed to be such principal amount as of any such date for any purpose, including the principal amount thereof which will be due and payable upon any Maturity other than the Stated Maturity and which will be deemed to be outstanding as of any such date (or, in any such case, the manner in which such deemed principal amount is to be determined);

(s) if other than as set forth in Article Three, the defeasance and discharge provisions applicable to the Securities of the Series;

(t) if other than the principal amount thereof, the portion of the principal amount of the Securities of the Series that shall be payable upon declaration of acceleration of the Maturity thereof pursuant to Section 402;

(u) the terms, if any, of the transfer, mortgage, pledge or assignment as security for the Securities of the Series of any properties, assets, moneys, proceeds, securities or other collateral and any corresponding changes to provisions of this Indenture as then in effect;

(v) any addition to or modification or elimination of the Events of Default (and the related definitions) which applies to the Series and any change in the right of the Trustee or the requisite Holders of such Series of Securities to declare the principal amount of, or interest, premium or other amounts, if any, on, such Series of Securities due and payable pursuant to Section 402;

(w) the applicability of, and any addition to or change in, the covenants (and the related definitions) set forth in Article Seven or Article Nine or elsewhere in this Indenture which apply to Securities of the Series;

(x) with regard to Securities of the Series that do not bear interest, the dates for certain required reports to the Trustee;

(y) any guarantees to be provided in respect of the Issuer’s obligations in respect of the Securities of the Series and the terms and conditions, if any, pursuant to which such Series is to be guaranteed; and

(z) any other terms of Securities of the Series (which terms shall not be expressly prohibited by the provisions of this Indenture or prohibited by the Trust Indenture Legislation).

All Securities of any one Series need not be issued at the same time and may be issued from time to time, consistent with the terms of this Indenture, if so provided by or pursuant to the Series Supplement referred to above, and the authorized principal amount of any Series may not be increased to provide for issuances of additional Securities of such Series, unless otherwise provided in such Series Supplement.

SECTION 203. Denominations.

The Securities shall be issuable, except as otherwise provided with respect to any Series of Securities pursuant to the related Series Supplement in accordance with Section 202, in fully registered form without coupons and in denominations of Cdn$1,000 (for Securities denominated in Canadian dollars) or U.S.$1,000 (for Securities denominated in U.S. dollars) and any integral multiple thereof.

SECTION 204. Execution, Authentication, Delivery and Dating.

The Securities shall be executed on behalf of the Issuer by any one director of the Issuer or any one of the following officers: its President, its Chief Executive Officer, its Chief Financial Officer, any Vice-President, its Treasurer, its Secretary or its General Counsel. The signature of any of these officers on the Securities may be manual or facsimile.

Securities bearing the manual or facsimile signatures of individuals who were at any time the proper officers of the Issuer shall bind the Issuer, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Securities or did not hold such offices at the date of such Securities.

The Trustee shall at any time, and from time to time, authenticate Securities for original issue in the principal amount provided in the Series Supplement delivered pursuant to Section 202, upon receipt by the Trustee of an Issuer Order. Such Issuer Order may authorize authentication and delivery pursuant to oral or electronic instructions from the Issuer or its duly authorized agent or agents, which oral instructions shall be promptly confirmed in writing. Each Security shall be dated the date of its authentication unless otherwise provided in the Series Supplement delivered pursuant to Section 202.

The aggregate principal amount of Securities of any Series outstanding at any time may not exceed any limit upon the maximum principal amount for such Series set forth in the Series Supplement delivered pursuant to Section 202, except as provided in Section 208.

Prior to the issuance of Securities of any Series, the Trustee shall have received and (subject to the applicable provisions of Article Five) shall be fully protected in relying and acting on: (a) the Series Supplement establishing the form of the Securities of that Series or of Securities within that Series and the terms of the Securities of that Series or of Securities within that Series and (b) an Officer’s Certificate complying with Section 103.

The Trustee shall have the right to decline to authenticate and deliver any Securities of such Series if the Trustee is not provided with any documentation required by this Indenture to be provided to the Trustee in connection with such action.

The Trustee may appoint an authenticating agent acceptable to the Issuer to authenticate Securities. An authenticating agent may authenticate Securities whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as the Trustee (for which it is agent) to deal with the Issuer or an Affiliate of the Issuer.

No Security shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Security a certificate of authentication substantially in the form set forth in the applicable Series Supplement duly executed by or on behalf of the Trustee by manual signature of an authorized officer, and such certificate upon any Security shall be conclusive evidence, and the only evidence, that such Security has been duly authenticated and delivered hereunder. The certificate of authentication on the certificates will not be construed as a representation or warranty by the Trustee as to the validity of this Indenture or of the Securities or of their issuance and the Trustee will in no respect be liable for or answerable for the use made of such Securities or any of them or the proceeds thereof.

In case the Issuer, pursuant Article Seven, shall be consolidated or amalgamated with or merged into any other Person or shall convey, transfer or lease all or substantially all of its properties and assets to any Person, and the Successor Purchaser shall have assumed (or, by operation of law, shall have become liable for) the obligations of the Issuer under the Securities pursuant to Article Seven, any of the Securities authenticated or delivered prior to such consolidation, amalgamation, merger, conveyance, transfer or lease may, from time to time, at the request of the Successor Purchaser, be exchanged for other Securities executed in the name of the Successor Purchaser with such changes in phraseology and form as may be appropriate (but which shall not affect the rights or duties of the Trustee), but otherwise in substance of like tenor as the Securities surrendered for such exchange and of like principal amount; and the Trustee, upon Issuer

Order of the Successor Purchaser, shall authenticate and deliver replacement Securities as specified in such request for the purpose of such exchange. If replacement Securities shall at any time be authenticated and delivered in any new name of a Successor Purchaser pursuant to this Section 204 in exchange or substitution for or upon registration of transfer of any Securities, such Successor Purchaser, at the option of any Holder but without expense to such Holder, shall provide for the exchange of all Securities at the time Outstanding held by such Holder for Securities authenticated and delivered in such new name.

SECTION 205. Temporary Securities.

Pending the preparation of definitive Securities, the Issuer may execute, and upon Issuer Order the Trustee shall authenticate and deliver, temporary Securities which are printed, lithographed, typewritten, mimeographed or otherwise produced, in any authorized denomination, substantially of the tenor of the definitive Securities in lieu of which they are issued and with such appropriate insertions, omissions, substitutions and other variations as the officer or officers executing such Securities may determine (but which shall not affect the rights or duties of the Trustee), as conclusively evidenced by their execution of such Securities.

If temporary Securities are issued, the Issuer will cause definitive Securities to be prepared without unreasonable delay. After the preparation of definitive Securities, the temporary Securities shall be exchangeable for definitive Securities of the same Series containing identical terms and provisions upon surrender of the temporary Securities at the office or agency of the Issuer designated for such purpose pursuant to Section 902 or the relevant Series Supplement, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Securities, the Issuer shall execute and, upon Issuer Order, the Trustee shall authenticate and deliver in exchange therefor a like principal amount of definitive Securities of authorized denominations of the same Series containing identical terms and provisions and evidencing the same indebtedness as the temporary Securities so exchanged. Until so exchanged, the temporary Securities shall in all respects be entitled to the same benefits under this Indenture as definitive Securities.

SECTION 206. Registration, Registration of Transfer and Exchange.

The Issuer shall cause to be kept (i) by the Trustee at its Corporate Trust Office or (ii) by such other registrar as the Issuer may appoint at such other place or places (if any) in respect of any Series as the Issuer may designate pursuant to the related Series Supplement or Section 902, a register (the register maintained in such office and in any other office or agency designated pursuant to Section 902 being herein sometimes referred to as the “Security Register”) in which, subject to such reasonable regulations as it may prescribe, the Trustee or the Person maintaining the Security Register shall provide for the registration of Securities and of transfers of Securities as herein provided. Said office or agency shall be the “Security Registrar” for the Securities of each Series.

Upon surrender for registration of transfer of any Security at the Corporate Trust Office of the Trustee or any other office or agency of the Issuer designated pursuant to Section 902, the Issuer shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more replacement Securities of the same Series of any authorized denomination or denominations, of a like aggregate principal amount and containing identical terms and provisions.

At the option of the Holder, Securities may be exchanged for other Securities of the same Series containing identical terms and provisions, in any authorized denomination or denominations, and of a like aggregate principal amount, upon surrender of the Securities to be exchanged at such office or agency. Whenever any Securities are so surrendered for exchange, the Issuer shall execute, and the Trustee shall authenticate and deliver, the replacement Securities which the Holder making the exchange is entitled to receive.

Furthermore, any Holder of a Global Security shall, by acceptance of such Global Security, agree that transfers of beneficial interests in such Global Security may be effected only through a book-entry system maintained by the Holder of such Global Security (or its agent), and that ownership of a beneficial interest in the Security shall be required to be reflected in a book entry.

All Securities issued upon any registration of transfer or exchange of Securities shall be the valid obligations of the Issuer, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Securities surrendered upon such registration of transfer or exchange.

Every Security presented or surrendered for registration of transfer, or for exchange or redemption, shall (if so required by the Issuer or the Security Registrar) be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Issuer and the Security Registrar, duly executed by the Holder thereof or its attorney duly authorized in writing.

No service charge shall be made for any registration of transfer or exchange or redemption of Securities, but the Issuer may require payment of a sum sufficient to pay all documentary, stamp or similar issue or transfer taxes or other governmental charges that may be imposed in connection with any registration of transfer or exchange of Securities, other than exchanges pursuant to Section 204, Section 205, Section 806, Section 1008 or Section 1009 not involving any transfer.

The Issuer shall not be required (a) to issue replacement Securities or register the transfer of or exchange any Security during a period beginning at the opening of business 15 days before the mailing of a notice of redemption of the Securities under Section 1005 and ending at the close of business on the day of such mailing or (b) to register the transfer of or exchange any Security so selected for redemption in whole or in part, except the unredeemed portion of Securities being redeemed in part.

SECTION 207. Book-Entry Provisions for Global Securities.

(a) The related Series Supplement shall establish whether the Securities of a Series shall be issued in whole or in part in the form of one or more Global Securities and the Depositary for such Global Security or Securities. Ownership of the Book-Entry Securities will be constituted through beneficial interests in the Book-Entry Securities held by the Depositary or its nominee in the form of a Global Security, and will be represented through book-entry accounts of Clearing Agency Participants, acting on behalf of the Beneficial Owners of such Book-Entry Securities. Any registration of beneficial ownership in, and transfers of beneficial ownership of, Book-Entry Securities may be made only through the applicable Book-Based System by a Clearing Agency Participant of the Depositary identified in the related Series Supplement. In such case, the Trustee shall deal with the Depositary and Clearing Agency Participants as representatives of the Beneficial Owners of such Securities for purposes of exercising the rights of Holders hereunder, as provided in this Indenture. Requests and directions from, and votes of, such representatives shall not be deemed to be inconsistent if they are made with respect to different Beneficial Owners.

(b) Notwithstanding any provisions to the contrary contained in any other provisions of this Indenture and in addition thereto, except as otherwise specified in the related Series Supplement, any Book-Entry Security that is a Global Security shall be exchangeable pursuant to Section 206 of this Indenture for Securities of the same Series registered in the names of Beneficial Owners other than the Depositary for such Security or its nominee only if (i) such Depositary notifies the Issuer that it is unwilling or unable to continue as Depositary for such Global Security or if at any time such Depositary ceases to be eligible to be a Clearing Agency in accordance with applicable securities laws, and, in either case, the Issuer fails to appoint a successor Depositary within 90 days of such event, (ii) the Issuer executes and delivers to the Trustee an Officer’s Certificate to the effect that such Global Security shall be so exchangeable or (iii) an Event of Default with respect to the Securities of such Series represented by such Global Security shall have occurred and be continuing. Any Book-Entry Security that is exchangeable pursuant to the preceding sentence shall be exchangeable for Securities registered in such names as the Depositary shall direct in writing in an aggregate principal amount equal to the principal amount of such Book-Entry Security with like tenor and terms.

Except as provided above in this Subsection 207(b), a Global Security may only be transferred in whole but not in part (i) by the Depositary with respect to such Global Security to a nominee of such Depositary, (ii) by a nominee of such Depositary to such Depositary or another nominee of such Depositary or (iii) by the Depositary or any such nominee to a successor Depositary or a nominee of such a successor Depositary.

(c) Any Global Security issued hereunder shall bear a legend in substantially the following form with such modification as is provided in the applicable Series Supplement:

“THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE GOVERNING THIS SECURITY (HEREINAFTER REFERRED TO). THIS NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (I) THE TRUSTEE MAY MAKE SUCH

NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO THE INDENTURE, (II) THIS SECURITY MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 207(B) OF THE INDENTURE, (III) THIS SECURITY MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 211 OF THE INDENTURE AND (IV) EXCEPT AS OTHERWISE PROVIDED IN SECTION 207(B) OF THE INDENTURE, THIS SECURITY MAY BE TRANSFERRED, IN WHOLE BUT NOT IN PART, ONLY (X) BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY, (Y) BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR (Z) BY THE DEPOSITARY OR ANY NOMINEE TO A SUCCESSOR DEPOSITARY OR TO A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.”

(d) The Issuer, the Trustee and any agent of the Trustee shall treat a person as the Holder of such principal amount of outstanding Securities of such Series represented by a Global Security as shall be specified in a written statement of the Depositary with respect to such Global Security, for purposes of obtaining any consents, declarations, waivers or directions required to be given by the Holders pursuant to this Indenture.

SECTION 208. Mutilated, Destroyed, Lost and Stolen Securities.

If (a) any mutilated Security is surrendered to the Trustee, or (b) the Issuer and the Trustee receive evidence to their satisfaction of the destruction, loss or theft of any Security, and there is delivered to the Issuer and the Trustee such surety bond or indemnity as may be required by them to save each of them harmless, then, in the absence of notice to the Issuer or the Trustee that such Security has been acquired by a bona fide purchaser, the Issuer shall execute and upon Issuer Order the Trustee shall authenticate and deliver, in exchange for any such mutilated Security or in lieu of any such destroyed, lost or stolen Security, a replacement Security of like tenor and principal amount, bearing a number not contemporaneously outstanding.

In case any such mutilated, destroyed, lost or stolen Security has become or is about to become due and payable, the Issuer in its discretion may, instead of issuing a replacement Security, pay such Security.

Upon the issuance of any replacement Securities under this Section 208, the Issuer may require the payment of a sum sufficient to pay all documentary, stamp or similar issue or transfer taxes or other governmental charges that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) in connection therewith.

Every replacement Security of any Series issued pursuant to this Section 208 in lieu of any destroyed, lost or stolen Security of such Series shall constitute a contractual obligation of the Issuer, whether or not the destroyed, lost or stolen Security of such Series shall be at any time enforceable by anyone, and the Holder thereof shall be entitled to all benefits of this Indenture equally and proportionately with any and all Holders of other Securities of such Series duly issued hereunder.

The provisions of this Section 208 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities.

SECTION 209. Payment of Interest; Interest Rights Preserved.

Interest on any Security which is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the Person in whose name that Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest.

Any interest on any Security which is payable, but is not punctually paid or duly provided for, on any Interest Payment Date (such defaulted interest herein called “Defaulted Interest”) shall forthwith cease to be payable to the Holder of such Security on the Regular Record Date by virtue of having been such Holder; and such Defaulted Interest may be paid by the Issuer, at its election in each case, as provided in Subsection (a) or (b) below:

(a) The Issuer may elect to make payment of any Defaulted Interest to the Persons in whose names the Securities of that Series (or their respective Predecessor Securities) are registered at the close of business on a Special Record Date for the payment of such Defaulted Interest, which shall be fixed in the manner following. The Issuer shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each Security of that Series and the date of the proposed payment, and at the same time the Issuer shall deposit with the Trustee or the Paying Agent an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee or the Paying Agent for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as in this Subsection provided. Thereupon the Trustee shall fix a Special Record Date for the payment of such Defaulted Interest which shall be not more than 15 days and not less than 10 days prior to the date of the proposed payment and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Issuer of such Special Record Date. In the name and at the expense of the Issuer, the Trustee shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be mailed, first-class postage prepaid, to each Holder at its address as it appears in the Security Register, not less than 10 days prior to such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been so mailed, such Defaulted Interest shall be paid to the Persons in whose names the Securities (or their respective Predecessor Securities) are registered on such Special Record Date and shall no longer be payable pursuant to the following Subsection (b).

(b) The Issuer may make payment of any Defaulted Interest on any Series in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Issuer to the Trustee of the proposed payment pursuant to this Subsection, such payment shall be deemed practicable by the Trustee.

Subject to the foregoing provisions of this Section, each Security delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Security shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Security.

SECTION 210. Persons Deemed Owners.

Prior to the time of due presentment for registration of transfer, the Issuer, the Trustee and any agent of the Issuer or the Trustee may treat the Person in whose name any Security is registered as the owner of such Security for the purpose of receiving payment of principal of (and premium, if any) and (subject to Section 209) interest on such Security and for all other purposes whatsoever, whether or not such Security be overdue, and neither the Issuer, the Trustee nor any agent of the Issuer or the Trustee shall be affected by notice to the contrary.

SECTION 211. Cancellation.

All Securities surrendered for payment, redemption, registration of transfer or exchange shall, if surrendered to any Person other than the Trustee, be delivered to the Trustee and shall be promptly cancelled by the Trustee. The Issuer shall deliver to the Trustee for cancellation any Securities previously authenticated and delivered hereunder which the Issuer may have acquired in any manner whatsoever, and all Securities so delivered shall be promptly cancelled by the Trustee. No Securities shall be authenticated in lieu of or in exchange for any Securities cancelled as provided in this Section 211, except as expressly permitted by this Indenture. Upon the request of the Issuer, the Trustee shall deliver to the Issuer certification of the cancellation of any cancelled Securities.

SECTION 212. Computation of Interest.

Except as otherwise contemplated by Section 201, interest on the Securities of any Series shall be computed on the basis of a 365-day or 366-day year, as applicable. For the purposes of the Interest Act (Canada), the yearly rate of interest to which any rate of interest payable under a Security, which is to be calculated on any basis other than a full calendar year, is equivalent may be determined by multiplying the rate by a fraction, the numerator of which is the number of days in the calendar year in which the period for which interest at such rate is payable and the denominator of which is the number of days comprising such other basis.

ARTICLE THREE

SATISFACTION AND DISCHARGE

SECTION 301. Issuer’s Option to Effect Defeasance.

The Issuer may at any time with respect to the Securities or any Series of Securities, elect to have Section 302 be applied to all Outstanding Securities or all Outstanding Securities of such Series upon compliance with the conditions set forth below in Section 303.

SECTION 302. Defeasance And Discharge.

Upon the Issuer’s exercise under Section 301 of the option applicable to this Section 302, the Issuer (and, as applicable, any Guarantors) shall be deemed to have been discharged from its obligations with respect to all Outstanding Securities or all Outstanding Securities of a Series, as the case may be, on the date the conditions set forth in Section 303 below are satisfied (hereinafter, “defeasance”). For this purpose, such defeasance means that the Issuer shall be deemed to have paid and discharged the entire indebtedness represented by such Securities, which shall thereafter be deemed to be “Outstanding” only for the purposes of Section 305 and the other Sections of this Indenture referred to in (A) and (B) below, and to have satisfied all its other obligations under such Securities and this Indenture insofar as such Securities are concerned (and the Trustee, upon Issuer Request and at the expense of the Issuer, shall execute proper instruments acknowledging the same), except for the following which shall survive until otherwise terminated or discharged hereunder: (A) the rights of Holders of such Securities to receive solely from the trust fund described in Section 303 and as more fully set forth in such Section, payments in respect of the principal of (and premium, if any) and interest on such Securities when such payments are due, (B) the Issuer’s obligations with respect to such Securities under Section 205, Section 206, Section 208, Section 902 and Section 903, (C) the rights, powers, trusts, duties and immunities of the Trustee hereunder and the Issuer’s obligations in connection therewith, including the Issuer’s obligations under Section 506 and (D) this Article Three.

SECTION 303. Conditions to Defeasance.

The following shall be the conditions to the application of Section 302 to all Outstanding Securities or all Outstanding Securities of a Series, as applicable:

(1) The Issuer shall irrevocably have deposited or, through the Paying Agent, caused to be deposited with the Trustee (or another trustee satisfying the requirements of Section 508 who shall agree to comply with the provisions of this Article Three applicable to it) as trust funds, in trust, for the purpose of making the following payments in its own capacity or through the Paying Agent, specifically pledged as security for, and dedicated solely to, the benefit of the Holders of such Securities, (x) cash in the currency or currencies in which such Securities are payable or (y)

Government Obligations which through the scheduled payment of principal and interest in respect thereof in accordance with their terms will provide, not later than one day before the due date of any payment, cash in the currency or currencies in which such Securities are payable or (z) any combination of the foregoing which would, in the aggregate, be in an amount sufficient, in the opinion of a nationally recognized firm of accountants expressed in a written certification thereof delivered to the Trustee, to pay (and which shall be applied by the Trustee or the Paying Agent (or other qualifying trustee) to pay and discharge) the principal of, and interest and premium, if any, on, such Securities on the respective Stated Maturities (or Redemption Date, if applicable) thereof. Before such a deposit, the Issuer may give the Trustee, in accordance with Section 1003 hereof, a notice of its election to redeem all of the Outstanding Securities or all of the Outstanding Securities of a Series at a future date in accordance with Article Ten hereof or any applicable provisions of the Series Supplement for such Securities;

(2) No Default or Event of Default shall have occurred and be continuing on the date of the deposit under clause (1) above (other than a Default resulting from the borrowing of funds to be applied to such deposit and the grant of any Lien securing such borrowing).

(3) Such defeasance shall not result in a breach or violation of, or constitute a default under, this Indenture or any other material agreement or instrument to which the Issuer is a party or by which it is bound (other than any such Default or default resulting solely from the borrowing of funds to be applied to such deposit and the grant of any Lien on such deposit in favour of the Trustee and/or the Holders);

(4) The Issuer shall have delivered to the Trustee an Opinion of Counsel in Canada to the effect that such Holders will not recognize income, gain or loss for Canadian federal or provincial income tax or other tax (including withholding tax) purposes as a result of such defeasance or covenant defeasance, as applicable, and will be subject to Canadian federal and provincial income tax and other tax (including withholding tax) on the same amounts, in the same manner and at the same times as would have been the case if such defeasance had not occurred;

(5) the Issuer shall have delivered to the Trustee an Officer’s Certificate stating that the deposit was not made by it with the intent of preferring the Holders over any other of its creditors or with the intent of defeating, hindering, delaying or defrauding any other of its creditors or others; and

(6) The Issuer shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that the conditions provided for in, in the case of the Officer’s Certificate, clauses (1) through

(5) and, in the case of the Opinion of Counsel, clauses (3) (solely with respect to this Indenture and a list of material agreements or instruments to which the Issuer or any of its Subsidiaries is a party or otherwise bound as set forth in an Officer’s Certificate) and (4) of this Section 302 have been complied with.

SECTION 304. Satisfaction and Discharge of Indenture.

Subject to the last paragraph of this Section 304, this Indenture will be discharged and will cease to be of further effect as to all outstanding Securities of a particular Series when either:

(a) all the Securities of such Series that have been authenticated and delivered (except lost, stolen or destroyed Securities which have been replaced or paid as provided in Section 208 and Securities for whose payment money has been deposited in trust or segregated and held in trust by the Issuer and thereafter repaid to the Issuer or discharged from such trust) have been delivered to the Trustee for cancellation (including on conversion or exchange of such Securities into other securities or property), or

(b) (i) all Securities of such Series not thereto delivered to the Trustee for cancellation (x) have otherwise become due and payable or have been called for redemption pursuant to the applicable Series Supplement, or (y) will become due and payable within one year, and in each case, the Issuer has irrevocably deposited or caused to be deposited with the Trustee trust funds in trust in cash in the currency or currencies in which such Securities are payable or Government Obligations, or a combination thereof, in an amount sufficient to pay and discharge the entire indebtedness (including all principal and accrued interest) on the Securities of such Series not theretofore delivered to the Trustee for cancellation, (ii) the Issuer has paid or caused to be paid all sums payable by it under this Indenture in respect of the Securities of such Series, and (iii) the Issuer has delivered irrevocable instructions to the Trustee to apply the deposited money toward the payment of the Securities of such Series at their Stated Maturity or on the Redemption Date, as the case may be.

Notwithstanding the foregoing, and notwithstanding the satisfaction and discharge of this Indenture with respect to a particular Series of Securities, (A) the rights of Holders of such Securities to receive solely from the trust fund described in Section 303 and as more fully set forth in such Section, payments in respect of the principal of (and premium, if any) and interest on such Securities when such payments are due, (B) the Issuer’s obligations with respect to such Securities under Section 205, Section 206, Section 208, Section 902 and Section 903, (C) the rights, powers, trusts, duties and immunities of the Trustee hereunder and the Issuer’s obligations in connection therewith, including the Issuer’s obligations under Section 506 and (D) this Section 304 shall survive until the Securities are no longer outstanding. Thereafter, only the Issuer’s obligations in Section 506 shall survive.

SECTION 305. Deposited Money to be Held in Trust; Other Miscellaneous Provisions.

Subject to the provisions of the last paragraph of Section 903, all money and Government Obligations (including any proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 305, the “Trustee”) in respect of Securities of a Series pursuant to Section 303 or Section 304 shall be held in trust and applied by the Trustee, in accordance with the provisions of this Indenture, to the payment, either directly or through any Paying Agent (including the Issuer acting as its own Paying Agent) as the Trustee may determine, to the Holders of such Securities of all sums due and to become due thereon in respect of principal of, and interest or premium, if any, on, such Securities, but such money need not be segregated from other funds except to the extent required by law.

The Issuer shall pay and indemnify the Trustee on an after-tax basis against any tax, fee or other charge imposed on or assessed against the Government Obligations deposited pursuant to Section 303 or Section 304 or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the applicable Series.

Anything in this Article Three to the contrary notwithstanding, the Trustee shall deliver or pay to the Issuer from time to time upon Issuer Request any money or Government Obligations held by it as provided in Section 303 or Section 304 which, in the opinion of a nationally recognized firm of accountants expressed in a written certification thereof delivered to the Trustee (which may be included with the opinion delivered under Section 303(1)), are in excess of the amount thereof which would then be required to be deposited to effect defeasance or covenant defeasance, as the case may be, of the applicable Securities or Series of Securities.

Subject to Section 306, after (i) the conditions precedent of Section 303 or Section 304, as applicable, have been satisfied with respect to the Securities of a particular Series, (ii) the Issuer has paid or caused to be paid all others sums payable hereunder by the Issuer and (iii) the Issuer has delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that all conditions precedent referred to in clause (i) above relating to the defeasance or satisfaction and discharge, as applicable, of this Indenture have been complied with, the Trustee shall, upon written request, acknowledge in writing the discharge of all of the Issuer’s obligations under this Indenture except for those surviving obligations specified in Section 302 or Section 304, as applicable.

SECTION 306. Reinstatement.

If the Trustee or any Paying Agent is unable to apply any money in accordance with Section 305, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Issuer’s obligations under this Indenture and the Securities shall be revived and reinstated as though no deposit had occurred pursuant to Section 302 or 303, as the case may be, until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 305; provided, however, that, if the Issuer makes any payment of the principal of, or interest, premium, or other amounts, if any, on, any Security following the reinstatement of its obligations, the Issuer shall be subrogated to the rights of the Holders of such Securities to receive such payment from the money held by the Trustee or Paying Agent.

ARTICLE FOUR

REMEDIES

SECTION 401. Events of Default.

Unless otherwise indicated for a particular Series of Securities by the applicable Series Supplement, with respect to each Series of Securities, “Event of Default”, wherever used herein, means any one of the following events and any additional events identified as being an Event of Default in respect of such Series in the related Series Supplement (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

(a) default in the payment of the principal of, or premium on, any Security of such Series issued under this Indenture when it becomes due and payable at its Maturity;

(b) default in the payment of any interest on any Security of such Series when it becomes due and payable, and continuance of such default for a period of 30 days;

(c) default in the performance of, or breach of, any covenant of the Issuer, the Company or Parent contained in this Indenture that is applicable to such Series (other than a default in the performance, or breach, of a covenant which is specifically dealt with elsewhere in this Section 401 or in the Series Supplement in respect of such Series), and continuance of such default or breach for a period of 90 days after there has been given, by registered or certified mail, to the Issuer by the Trustee or to the Issuer and the Trustee by the Holders of at least 25% in aggregate principal amount of the Outstanding Securities of such Series a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a “Notice of Default” hereunder;

(d) the Issuer, the Company or Parent shall commence any case or proceeding seeking to have an order for relief entered on its behalf as debtor or to adjudicate it as bankrupt or insolvent or seeking reorganization, liquidation, dissolution, winding-up, composition or readjustment of its debts or any other relief under any bankruptcy, insolvency, reorganization, liquidation, dissolution, composition, readjustment of debt or other similar act or law of any jurisdiction, domestic or foreign, now or hereafter existing, relating to the relief of debtors (“Bankruptcy Law”); or the Issuer, the Company or Parent shall apply for a receiver, custodian or trustee (other than any trustee appointed as a mortgagee or secured party in connection with the issuance of indebtedness for borrowed money of the Issuer, the Company or Parent) of it or for all or a substantial part of its property; or the Issuer, the Company or Parent shall make a general assignment for the benefit of creditors; or the Issuer, the Company or Parent shall take any corporate action in furtherance of any of the foregoing; or

(e) an involuntary case or other proceeding shall be commenced against the Issuer, the Company or Parent with respect to it or its debts under any Bankruptcy Law now or hereafter in effect seeking the appointment of a trustee, receiver, liquidator, custodian or similar official of it or any substantial part of its property; and such case or other proceeding (A) results in the entry of an order for relief or a similar order against it or (B) shall continue unstayed and in effect for a period of 60 consecutive days.

For the avoidance of doubt, a Default with respect to a Series issued under this Indenture will not constitute a Default with respect to any other Series issued under this Indenture.

SECTION 402. Acceleration of Maturity; Rescission and Annulment.

If an Event of Default (other than an Event of Default specified in Section 401(d)or Section 401(e)) with respect to any particular Series of Securities occurs and is continuing, then and in every such case the Trustee or the Holders of not less than 25% in aggregate principal amount of the Securities of such Series then Outstanding may declare the entire principal amount of all the Securities of such Series to be due and payable immediately, by a notice in writing to the Issuer (and to the Trustee if given by Holders), and upon any such declaration of acceleration such principal shall become immediately due and payable. If an Event of Default specified in Section 401(d)or Section 401(e) occurs and is continuing with respect to the Issuer, then all of the unpaid principal amount of each Series then Outstanding shall ipso facto become and be immediately due and payable without any declaration or other act by the Trustee or any Holder.

The Issuer shall deliver to the Trustee, within 30 days after the Issuer becoming aware of the occurrence thereof, written notice in the form of an Officer’s Certificate of any Event of Default and any event which with the giving of notice or the lapse of time would become an Event of Default, its status and what action the Issuer is taking or proposes to take with respect thereto.

At any time after a declaration of acceleration has been made in respect of an Event of Default with respect to any Series of Securities and before a judgment or decree for payment of the money due has been obtained by the Trustee for the Securities of such Series as hereinafter in this Article Four provided, the Holders of such affected Series may, by a Holder Direction, rescind and annul such declaration of acceleration and the consequences of such declaration of acceleration. In each such case, the rescission and annulment will be effective on the last date on which each of the following have been satisfied:

(a) written notice of such Holder Direction is delivered to the Trustee;

(b) the Issuer has paid or deposited, or caused to be paid or deposited, with the Trustee a sum sufficient to pay

(1) all overdue interest on all Securities of such Series then Outstanding,

(2) the principal of, and premium, if any, on any Securities of that Series which have become due otherwise than by such declaration of acceleration and interest thereon from the date such principal became due at the rate borne by the Securities of such Series, to the extent that the payment of such interest shall be legally enforceable,

(3) to the extent expressly provided for in the Series Supplement in respect of the Securities of such Series and to the extent that payment of such interest is lawful, interest upon overdue interest at the rate provided for such purpose in such Series Supplement, and

(4) all sums paid or advanced by the Trustee hereunder, the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents, counsel and other advisors (for which the Issuer is to reimburse the Trustee pursuant to Section 506) and any other amounts due to the Trustee pursuant to Section 506, and

(c) all Events of Default with respect to such Series, other than the non-payment of principal of, and interest, premium and other amounts on, Securities of such Series which have become due solely by such declaration of acceleration, have been cured or waived as provided in Section 413.

No such rescission and annulment shall affect any subsequent Event of Default with respect to such Series or impair any right consequent thereon. In addition, no rescission or annulment in respect of one Series shall affect any Event of Default with respect to any other Series or impair any right of the Trustee or the Holders of such other Series with respect thereto.

SECTION 403. Collection of Indebtedness and Suits for Enforcement by Trustee.

The Issuer covenants that if:

(a) a default is made in the payment of any interest on any Security of a Series when such interest becomes due and payable and such default continues for a period of 30 days, or

(b) a default is made in the payment of the principal of (or premium, if any, on) any Security of a Series at the Maturity thereof,

the Issuer will, upon demand of the Trustee or, subject to Section 407, upon demand of the Holders of not less than 25% in aggregate principal amount of the Securities of such Series then Outstanding, pay to the Trustee, for the benefit of the Holders of such Securities, the whole amount then due and payable on such Securities for principal (and premium, if any) and interest, if any, with interest upon the overdue principal (and premium, if any) and, to the extent provided for in the Series Supplement for such Securities and to the extent that payment of such interest shall be legally enforceable, upon any overdue installments of interest, at the rate provided for such purpose in such Series Supplement; and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel and any other amounts due to the Trustee pursuant to Section 506.

If the Issuer fails to pay such amounts forthwith upon such demand, the Trustee, in its own name and as trustee of an express trust, may institute a judicial proceeding against the Issuer for the collection of the sums so due and unpaid and may prosecute such proceeding to judgment or final decree, and may enforce the same against the Issuer or any other obligor upon such Securities and collect the moneys adjudged or decreed to be payable in the manner provided by law out of the property of the Issuer or any other obligor upon such Securities, wherever situated.

If an Event of Default with respect to a Series occurs and is continuing, the Trustee may proceed to protect and enforce its rights and the rights of the Holders of the Securities of such Series under this Indenture by such appropriate private or judicial proceedings as the Trustee shall deem most effectual to protect and enforce such rights.

SECTION 404. Trustee May File Proofs Of Claim.

In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the Issuer or any other obligor upon the Securities of any Series or the property of the Issuer or of such other obligor or their creditors, the Trustee (irrespective of whether the principal of the Securities shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand on the Issuer for the payment of overdue principal or interest) shall be entitled and empowered, by intervention in such proceeding or otherwise,

(a) to file and prove a claim for the whole amount of principal (and premium, if any) and interest, if any, owing and unpaid in respect of the Securities of the affected Series and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due to the Trustee pursuant to Section 506) and of the Holders of the Securities of such Series allowed in such judicial proceeding,

(b) to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same, in its own capacity or through the Paying Agent, and

(c) unless prohibited by law or applicable regulations, to vote on behalf of the Holders of the Securities of such Series in any election of a trustee in bankruptcy or other person performing similar functions, and any custodian, receiver, assignee, trustee, liquidator, sequestrator or similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee or the Paying Agent and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due to the Trustee under Section 506.

Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any proposal, plan of reorganization, arrangement, adjustment or composition or other similar arrangement affecting the Securities or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding, except as aforesaid, for the election of a trustee in bankruptcy or other person performing similar functions.

SECTION 405. Trustee May Enforce Claims Without Possession of Securities.

All rights of action and claims under this Indenture or the Securities may be prosecuted and enforced by the Trustee without the possession of any of the Securities or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name and as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due to the Trustee under Section 506, be for the ratable benefit of the Holders of the Securities in respect of which such judgment has been recovered.

SECTION 406. Application of Money Collected.

Any money collected by the Trustee pursuant to this Article Four for a Series of Securities shall be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money on account of principal (or premium, if any) or interest, upon presentation of such Securities and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:

FIRST: To the payment of all amounts due to the Trustee (including its agents and counsel) under Section 506 with respect to such Series;

SECOND: To the payment of the amounts then due and unpaid upon such Securities for principal (and premium, if any) and interest if any, on such Securities in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on such Securities for principal (and premium, if any) and interest, if any, respectively;

THIRD: To the payment of any other amounts due and payable with respect to such Series; and

FOURTH: The balance, if any, to the Issuer.

SECTION 407. Limitation on Suits.

No Holder of any Securities of any particular Series shall have any right to institute any proceeding, judicial or otherwise, with respect to this Indenture or such Securities, or for the appointment of a receiver, receiver and manager or trustee in respect of the Issuer or a Subsidiary of the Issuer, or to pursue any other remedy hereunder, unless

(a) an Event of Default with respect to that Series shall have occurred and be continuing and such Holder has previously given written notice to the Trustee and the Issuer, or has received written notice from the Trustee, of a continuing Event of Default with respect to such Series;

(b) the Holders of not less than 25% in aggregate principal amount of all of the Outstanding Securities of such Series shall have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee hereunder;

(c) such Holder or Holders have offered to the Trustee security or indemnity satisfactory to the Trustee against any loss, liability or expense to be incurred in compliance with such request;

(d) the Trustee for 60 days after its receipt of such notice, request and offer of security or indemnity has failed to institute any such proceeding; and

(e) during such 60-day period the Trustee has not received a Holder Direction from the Holders of such Series that, in the opinion of the Trustee, is inconsistent with such request;

it being understood and intended, and being expressly covenanted by the taker and holder of every Security with every other taker and holder and with the Trustee, that no one or more Holders shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other Holders (whether of the same Series or any other Series), or to obtain or to seek to obtain priority or preference over any other Holders (whether of the same Series or any other Series) or to enforce any right under this Indenture except in the manner provided in this Indenture and for the equal and ratable benefit of all the Holders.

SECTION 408. Unconditional Right of Holders to Receive Principal, Premium, if any, and Interest, if any.

Notwithstanding any other provision in this Indenture, the Holder of any Security shall have the right, which is absolute and unconditional, to receive payment of the principal of (and premium, if any) and (subject to Section 209) interest, if any, on such Security on the respective Stated Maturities thereof expressed in such Security (or, in the case of redemption of such Security, on the Redemption Date therefor) and to institute suit for the enforcement of any such payment, and such right shall not be impaired without the consent of such Holder.

SECTION 409. Restoration of Rights and Remedies.

If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case the Issuer, the Trustee and the Holders shall, subject to any determination in such proceeding, be restored severally and respectively to their former positions hereunder, and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.

SECTION 410. Rights and Remedies Cumulative.

Except as provided in Section 208, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

SECTION 411. Delay or Omission Not Waiver.

No delay or omission of the Trustee or of any Holder of any Security to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article Four or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

SECTION 412. Control by Holders.

Except as otherwise provided in this Indenture, and subject to compliance with the provisions of this Indenture requiring the giving of sufficient funds and indemnity to the Trustee, the Holders of a Series shall have the right, in each case by a Holder Direction, to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee, under this Indenture with respect to such Securities; provided that

(a) such Holder Direction shall not be in conflict with any rule of law or with this Indenture or expose the Trustee to personal liability,

(b) subject to the provisions of the Trust Indenture Legislation, the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such Holder Direction, and

(c) in the opinion of the Trustee, relying on an Opinion of Counsel, such Holder Direction is not unduly prejudicial to the rights of other Holders of Securities of such Series.

SECTION 413. Waiver of Past Defaults.

The Holders of Outstanding Securities of any Series with respect to which a Default or Event of Default shall have occurred and be continuing may, on behalf of all Holders of such Series, waive any past Default or Event of Default hereunder and its consequences by providing written notice of a Holder Direction to the Trustee, except:

(a) a Default in the payment of the principal of (or premium, if any) or interest, if any, on any such Security of such Series, or

(b) a Default under any provision of this Indenture which under Article Eight cannot be modified or amended without the consent of the Holder of each Outstanding Security of such Series affected thereby.

Upon any such waiver becoming effective with respect to a Series, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for purposes of such Series for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

SECTION 414. Undertaking for Costs.

All parties to this Indenture agree, and each Holder of any Security by its acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken, suffered or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section 414 shall not apply to any suit instituted by the Trustee, to any suit instituted by any Holder, or group of Holders, holding in the aggregate more than 10% in principal amount of the Outstanding Securities of a Series of Securities, or to any suit instituted by any Holder for the enforcement of the payment of the principal of (or premium, if any) or interest on any Security on or after the respective Stated Maturities expressed in such Security (or, in the case of redemption, on or after the Redemption Date).

ARTICLE FIVE

THE TRUSTEE

SECTION 501. Certain Duties and Responsibilities.

(a) If an Event of Default has occurred and is continuing, the Trustee shall exercise such rights and powers vested in it by this Indenture, and use the same degree of care and skill in its exercise thereof, as a prudent Person would exercise or use in similar circumstances in the conduct of such Person’s own affairs. In its exercise of the rights and powers and discharge of its duties prescribed or conferred by the terms of this Indenture, the Trustee shall:

(i) act honestly and in good faith with a view to the best interests of the Holders of Securities of each Series in respect of which it acts as Trustee, as a whole,

(ii) act in a commercially reasonable manner, and

(iii) exercise that degree of care, diligence and skill that a reasonably prudent trustee appointed under an indenture for corporate debt obligations would exercise in comparable circumstances.

(b) Except during the continuance of an Event of Default,

(1) the duties of the Trustee shall be determined solely by the express provisions hereof and the Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(2) in the absence of bad faith on its part, the Trustee may conclusively rely, without investigation, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; provided, however, that in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall examine the certificates or opinions, as applicable, to determine whether they conform on their face to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein).

(c) No provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act, its fraud or its own willful misconduct, except that:

(1) this Subsection shall not be construed to limit the effect of Subsection (b) of this Section 501;

(2) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts; and

(3) the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with a Holder Direction relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture.

(d) Whether or not therein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section 501 and Section 503.

(e) No provision of this Indenture shall require the Trustee to expend or risk its own funds or incur any liability. Subject to the provisions of the Indenture relating to the duties of the Trustee, the Trustee is under no obligation to exercise any of its rights or powers under this Indenture, the Securities or the Guarantees at the request, order or direction of any of the Holders, including, without limitation, Section 412, unless such Holders shall have offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense which might be incurred by it in compliance with such request or direction.

(f) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Issuer. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law and as provided in Section 116.

SECTION 502. Notice of Defaults.

The Trustee shall, within 30 days after the occurrence of any Default with respect to any Series, give the Holders of the applicable Series notice of all uncured Defaults thereunder known to it; provided, however, that, except in the case of an Event of Default in the payment of the principal of (or premium, if any) or interest on any Security, the Trustee shall be protected in withholding such notice if and so long as a committee of its trust officers in good faith determines that the withholding of such notice is in the interest of the Holders of such Series.

Where notice of the occurrence of any Event of Default is given by the Trustee under the preceding paragraph and the Default is thereafter cured, the Trustee shall, within a reasonable time but not exceeding 30 days after the Trustee becomes aware of the curing of the Default, transmit by mail to all Holders of the applicable Series, as their names and addresses appear in the Security Register, or deliver electronically to such Holders, notice that the Event of Default is no longer continuing.

SECTION 503. Certain Rights of Trustee.

(a) The Trustee may conclusively rely and shall be protected in acting or refraining from acting upon any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document.

(b) Before the Trustee acts or refrains from acting, it may require an Officer’s Certificate or an Opinion of Counsel or both. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officer’s Certificate or Opinion of Counsel. The Trustee may consult with counsel of its own selection and the advice of such counsel and Opinions of Counsel with respect to legal matters relating to this Indenture and the Securities shall be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

(c) The Trustee may act through its attorneys, accountants, experts and such other professionals as the Trustee deems necessary, advisable or appropriate and shall not be responsible for the misconduct or negligence of any attorney, accountant, expert or other such professional appointed with due care.

(d) The Trustee shall not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within the rights or powers conferred upon it by this Indenture.

(e) Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Issuer or a Guarantor shall be sufficiently evidenced by a written order signed by one Officer of the Issuer or such Guarantor.

(f) The Trustee shall not be charged with knowledge of any Default or Event of Default under Section 401 (other than under Section 401(a) or Section 401(b)) unless either (i) a Responsible Officer shall have actual knowledge thereof, or (ii) the Trustee shall have received notice thereof pursuant to Section 502 or Section 904 from the Issuer or pursuant to Section 407 from any Holder.

(g) None of the provisions of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any liability, financial or otherwise, in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers hereunder if it shall have reasonable grounds for believing that repayment of such funds or indemnity reasonably satisfactory to it against such risks or liabilities is not assured to it.

(h) The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each agent, custodian and other Person employed to act hereunder.

(i) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered to the Trustee reasonable fees and indemnity against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction.

(j) The Trustee may request that the Issuer deliver an Officer’s Certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture, which Officer’s Certificate may be signed by any person specified as so authorized in any such certificate previously delivered and not superseded.

SECTION 504. Not Responsible for Recitals or Issuance of Securities.

Except with respect to the express representations, warranties and covenants of the Trustee contained herein, the recitals contained herein and in the Securities, except the Trustee’s certificate of authentication, shall be taken as the statements of the Issuer and the Trustee assumes no responsibility for their correctness. The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture, or the Securities, it shall not be accountable for the Issuer’s use of the proceeds from the Securities or any money paid to the Issuer or upon the Issuer’s direction under any provision of this Indenture, it shall not be responsible for the use or application of any money received by any Paying Agent other than the Trustee, and it shall not be responsible for any statement or recital herein or any statement in the Securities or any other document in connection with the sale of the Securities or pursuant to this Indenture other than the Trustee’s certificate of authentication on the Securities.

SECTION 505. May Hold Securities.

The Trustee, any Paying Agent, any Security Registrar or any other agent of the Issuer, in its individual or any other capacity, may become the owner or pledgee of Securities, and, subject to Trust Indenture Legislation, may otherwise deal with the Issuer with the same rights it would have if it were not Trustee, Paying Agent, Security Registrar or such other agent; provided, however, that in the event that the Trustee acquires a material conflict of interest, the Trustee shall, within 90 days after ascertaining that such a material conflict of interest exists, either eliminate the same or else resign as Trustee hereunder by giving notice in writing to the Issuer at least 21 days prior to such resignation. Any Agent may do the same with like rights and duties. The Trustee is also subject to Section 508.

SECTION 506. Compensation, Reimbursement and Indemnity.

The Issuer shall pay to the Trustee from time to time such compensation for its acceptance of this Indenture and the rendering by it of the services required hereunder as shall be agreed upon in writing by the Issuer and the Trustee. The Trustee’s compensation shall not be limited by any law on compensation of a trustee of an express trust. The Issuer shall reimburse the Trustee promptly upon request for all reasonable disbursements, advances and expenses incurred or made by or on behalf of it in addition to the compensation for its services. Such expenses shall include the reasonable compensation, disbursements and expenses of the Trustee’s attorneys, accountants, experts and such other professionals as the Trustee deems necessary, advisable or appropriate. The Trustee shall provide the Issuer with reasonable notice of any expenditure not in the ordinary course of business. Any amount due under this Section 506 and unpaid 30 days after request for such payment shall bear interest from the expiration of such 30 days at the standard interest rate of the Trustee, as varied from time to time payable on demand. This obligation shall survive the removal or resignation of the Trustee under, and the termination of, this Indenture.

The Issuer and the Guarantors shall jointly and severally indemnify the Trustee (which for purposes of this Section 506 shall include its officers, directors, employees, agents and shareholders), and hold the Trustee harmless against, any and all losses, liabilities, claims, damages or expenses, including taxes (other than taxes based upon, measured by or determined by the income of the Trustee) and reasonable attorneys’ fees and expenses, incurred by it arising out of or in connection with the acceptance or administration of its duties under this Indenture, including the costs and expenses of enforcing this Indenture or any Guarantee against the Issuer or a Guarantor (including this Section 506) and defending itself against or investigating any claim (whether asserted by the Issuer, any Guarantor, any Holder or any other Person) or liability in connection with the exercise or performance of any of its powers or duties hereunder, except to the extent any such loss, liability or expense may be attributable to its gross negligence, willful misconduct or bad faith. The Trustee shall notify the Issuer promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Issuer shall not relieve the Issuer of its obligations hereunder. At the Trustee’s sole discretion, the Issuer shall defend any claim or threatened claim asserted against the Trustee, with counsel reasonably satisfactory to the Trustee, and the Trustee shall cooperate in the defense at the Issuer’s expense. If the Trustee has been reasonably advised by counsel that there may be one or more legal defenses available to it that are different from or additional to those available to the Issuer and in the reasonable judgment of such counsel it is advisable for the Trustee to engage separate counsel, then the Trustee may have separate counsel and the Issuer shall pay the reasonable fees and expenses of one such counsel. The Issuer need not pay for any settlement made without its consent, which consent shall not be unreasonably withheld. The Issuer need not reimburse any expense or indemnify against any loss, liability or expense incurred by the Trustee through the Trustee’s own willful misconduct, gross negligence or bad faith.

The Issuer’s payment of indemnity obligations pursuant to this Section 506 shall survive the discharge of this Indenture, the termination of this Indenture and the expiry of any trusts created hereby and the resignation or removal of the Trustee. When the Trustee incurs expenses or renders services after the occurrence of an Event of Default specified in Section 401(d) or Section 401(e), the expenses and the compensation for the services (including the fees and expenses of its agents and counsel) are intended to constitute expenses of administration under any Bankruptcy Law.

In no event shall the Trustee be liable for any indirect, special, punitive or consequential loss or damage of any kind whatsoever, including, but not limited to, lost profits, even if the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.

In no event shall the Trustee be liable for any failure or delay in the performance of its obligations hereunder because of circumstances beyond its control, including, but not limited to, acts of God, flood, war (whether declared or undeclared), terrorism, fire, riot, embargo, government action, including any laws, ordinances, regulations, governmental action or the like which delay, restrict or prohibit the providing of the services contemplated by this Indenture.

SECTION 507. Conflicting Interests.

The Trustee represents to the Issuer that, to the best of its knowledge and belief, at the date of the execution and delivery of this Indenture, there exists no material conflict of interest in the role of the Trustee hereunder and the Trustee’s role in any other capacity. If, at any time, a material conflict of interest exists in the Trustee’s role hereunder and in the Trustee’s role in any other capacity, the Trustee shall, within 90 days after it becomes aware that such a material conflict of interest exists, either eliminate the same or resign from the trusts hereunder by giving notice in writing to the Issuer at least 21 days prior to such resignation and shall upon such resignation becoming effective be discharged from all further duties and liabilities hereunder. If, despite this Section 507, the Trustee has a material conflict of interest, the validity and enforceability of this Indenture and the Securities shall not be affected in any manner whatsoever by reason only of the existence of such material conflict of interest.

SECTION 508. Corporate Trustee Required; Eligibility.

There shall at all times be a Trustee hereunder that is a Person organized and doing business under the laws of Canada or of any province thereof that is authorized under such laws to exercise corporate trustee power where such authorization or qualification is necessary to enable it to act as trustee hereunder under the Trust Indenture Legislation. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section 508, it shall resign immediately in the manner and with the effect hereinafter specified in this Article Five. Without limitation, it shall not be a conflict of interest for the Trustee to continue to act hereunder in respect of all Securities during any period of time in which there are Securities affected by, and Securities not affected by, a Default or Event of Default.

SECTION 509. Resignation and Removal; Appointment of Successor.

(a) No resignation or removal of the Trustee and no appointment of a successor Trustee pursuant to this Article Five. Without limitation, it shall not be a conflict of interest for the Trustee to continue shall become effective until the acceptance of appointment by the successor Trustee under Section 510.

(b) The Trustee may resign at any time by giving written notice thereof to the Issuer. If the instrument of acceptance by a successor Trustee required by Section 510 shall not have been delivered to the resigning Trustee within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction (at the Issuer’s expense) for the appointment of a successor Trustee.

(c) The Trustee may be removed at any time with respect to the Securities of a Series by a Holder Direction from the Holders of the Outstanding Securities of such Series delivered to the Trustee and to the Issuer.

(d) If at any time:

(1) the Trustee shall fail to comply with the provisions of Section 507 or such other obligations imposed upon it under the Trust Indenture Legislation and shall fail to resign after written request therefor by the Issuer or by any Holder who has been a bona fide Holder of a Security for at least six months, or

(2) the Trustee shall cease to be eligible under Section 508, or

(3) the Trustee shall become incapable of acting or shall be adjudged a bankrupt or insolvent, or a receiver or receiver and manager of the Trustee or of its property shall be appointed or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case, (i) the Issuer may remove the Trustee with respect to all Securities or any applicable Series of Securities, or (ii) subject to Section 414 and the Trust Indenture Legislation, in the case of clause (1) above, the Holder of any Security who has been a bona fide Holder of a Security for at least six months, and in the case of clauses (2) and (3) above, the Holder of any Security and any other interested party may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee with respect all Securities of such Series and the appointment of a successor Trustee.

(e) If the Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of Trustee for any cause, with respect to one or more Series, the Issuer shall promptly appoint a successor Trustee or Trustees with respect to the Securities of that or those Series (it being understood that any such successor Trustee may be appointed with respect to the Securities of one or more or all of such Series and that at any time there shall be only one Trustee with respect to the Securities of any particular Series). If, within one year after such resignation, removal or incapability, or the occurrence of such vacancy, a successor Trustee with respect to any Series is appointed by a Holder Direction and the retiring Trustee, the successor Trustee so appointed shall, forthwith upon its acceptance of such appointment in accordance with Section 510, become the successor Trustee with respect to such Series and, to that extent, supersede the successor Trustee appointed by the Issuer. If no successor Trustee shall have been so appointed with respect to a Series, by the Issuer or the Holders of the Securities of such Series, and so accepted such appointment, the retiring Trustee or the Holder of any Security of such Series who has been a bona fide Holder for at least six months may on behalf of itself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Trustee.

(f) Any new Trustee hereunder appointed under any provision of this Section 509 shall be qualified to act as Trustee hereunder in accordance with Section 508, shall certify that it will not have any material conflict of interest upon becoming Trustee hereunder in accordance with the applicable requirements of the Trust Indenture Legislation, and shall accept the trusts herein declared and provided for. On any new appointment, the new Trustee shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named herein as Trustee.

(g) The Issuer shall give notice of each resignation and each removal of the Trustee with respect to a Series and each appointment of a successor Trustee with respect to a Series by mailing written notice of such event by first-class mail, postage prepaid, to the Holders of Securities of such Series as their names and addresses appear in the Security Register or delivering such notice electronically to such Holders. Each notice shall include the name of the successor Trustee for such Series and the address of its Corporate Trust Office.

SECTION 510. Acceptance of Appointment by Successor.

(a) Every successor Trustee appointed hereunder shall execute, acknowledge and deliver to the Issuer and to the retiring Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee; but, on request of the Issuer or the successor Trustee, such retiring Trustee shall, upon payment of all amounts due it under Section 506, execute and deliver an instrument transferring to such successor Trustee all the rights, powers and trusts of the retiring Trustee, and shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder, subject to the claim and lien provided for in Section 506. Upon request of any such successor Trustee, the Issuer shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all such rights, powers and trusts.

(b) In case of the appointment hereunder of a successor Trustee with respect to the Securities of one or more (but not all) Series, the Issuer, the retiring Trustee and each successor Trustee with respect to the Securities of one or more Series shall execute and deliver a supplemental indenture wherein each successor Trustee shall accept such appointment and which (i) shall contain such provisions as shall be necessary or desirable to transfer and confirm to, and to vest in, each successor Trustee all the rights, powers, trusts and duties of the retiring Trustee with respect to the Securities of that or those Series to which the appointment of such successor Trustee relates; (ii) if the retiring Trustee is not retiring with respect to all Securities, shall contain such provisions as shall be deemed necessary or desirable to confirm that all the rights, powers, trusts and duties of the retiring Trustee with respect to the Securities of that or those Series as to which the retiring Trustee is not retiring shall continue to be vested in the retiring Trustee; and (iii) shall add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee, it being understood that nothing herein or in such supplemental indenture shall constitute such Trustees co-trustees of the same trust, that each such Trustee shall be trustee of a trust or trusts hereunder separate and apart from any trust or trusts hereunder administered by any other such Trustee and that no Trustee shall be responsible for any notice given to, or received by, or any act or failure to act on the part of any other Trustee hereunder, and upon the execution and delivery of such supplemental indenture the resignation or removal of the retiring Trustee shall become effective to the extent provided therein, such retiring Trustee shall with respect to the Securities of that or those Series to which the appointment of such successor Trustee relates have no further responsibility for the exercise of rights and powers or for the performance of the duties and obligations vested in the Trustee under this Indenture other than as hereinafter expressly set forth, and each such successor Trustee without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee with respect to the Securities of that or those Series to which the appointment of such successor Trustee relates; but, on request of the Issuer or any successor Trustee and upon the payment of any amount to the Trustee under Section 506, such retiring Trustee shall duly assign, transfer and deliver to such successor Trustee, to the extent contemplated by such supplemental indenture, the property and money held by such retiring Trustee hereunder with respect to the Securities of that or those Series to which the appointment of such successor Trustee relates.

(c) No successor Trustee shall accept its appointment unless at the time of such acceptance such successor Trustee shall be qualified and eligible under this Article.

SECTION 511. Merger, Conversion, Consolidation or Succession to Business.

Any Person into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any Person succeeding to all or substantially all of the institutional trust services business of the Trustee, shall be the successor of such Trustee hereunder, provided such Person shall be otherwise qualified and eligible under this Article Five. Without limitation, it shall not be a conflict of interest for the Trustee to continue, without the execution or filing of any paper or any further act on the part of any of the parties hereto. In case any Securities shall have been authenticated, but not delivered, by the Trustee then in office, any successor by merger, conversion or consolidation to the authenticating Trustee may adopt such authentication and deliver the Securities so authenticated with the same effect as if such successor Trustee had itself authenticated such Securities.

SECTION 512. Authority to Carry On Business.

The Trustee represents to the Issuer that, to the best of its knowledge and belief, at the date of execution and delivery by it of this Indenture, it is qualified to act as trustee hereunder in accordance with Section 508 but if, notwithstanding the provisions of this Section 512, it ceases to be qualified to act as trustee hereunder in accordance with Section 508, the validity and enforceability of this Indenture and the Securities issued hereunder shall not be affected in any manner whatsoever by reason only of such event but the Trustee shall, within 90 days after ceasing to be qualified to act as trustee hereunder in accordance with Section 508 either become so qualified or resign in the manner and with the effect specified in Section 509.

SECTION 513. Trustee Not Required To Give Security.

The Trustee shall not be required to give any bond or security in respect of the execution of the trusts and powers of this Indenture or otherwise in respect of this Indenture.

SECTION 514. Additional Representations and Warranties of Trustee.

The Trustee further represents and warrants to the Issuer that, to the best of its knowledge and belief at the time of the execution and delivery of this Indenture:

(a) it is a trust company validly existing under the laws of Canada and is authorized to do business in Canada where it is required to be so authorized in order to perform the obligations of Trustee hereunder;

(b) it has full power, authority and right to execute and deliver and perform its obligations under this Indenture and has taken all necessary action to authorize the execution, delivery and performance by it of this Indenture;

(c) this Indenture has been duly executed and delivered by it and constitutes a valid and binding obligation of the Trustee enforceable against it in accordance with its terms;

(d) it is in compliance with all requirements of the Trust Indenture Legislation solely in connection with the Indenture and acting as Trustee hereunder; and

(e) is not a non-resident of Canada within the meaning of the Income Tax Act (Canada).

SECTION 515. Acceptance of Trusts.

The Trustee hereby accepts the trusts imposed upon it by this Indenture and covenants and agrees to perform the same as herein expressed.

ARTICLE SIX

HOLDERS’ LISTS AND REPORTS BY PARENT

SECTION 601. Disclosure of Names and Addresses of Holders.

(a) A Holder of a particular Series of Securities may, upon payment to the Trustee of a reasonable fee and subject to compliance with any applicable requirement of the Trust Indenture Legislation, require the Trustee to furnish within 10 days after receiving the affidavit or statutory declaration referred to below, a list setting out (i) the name and address of every registered Holder of Outstanding Securities of such Series, the aggregate principal amount of Outstanding Securities owned by each registered Holder of such Series and (ii) the aggregate principal amount of Outstanding Securities of such Series, each as shown on the records of the Trustee on the day that the affidavit or statutory declaration is delivered to the Trustee. The affidavit or statutory declaration, as the case may be, shall contain (x) the name and address of the Holder, (y) where the Holder is a corporation, its name and address for service and (z) a statement that the list will not be used except in connection with an effort to influence the voting of the Holders of such Series, an offer to acquire such Securities, or any other matter relating to such Securities or the affairs of the Issuer. Where the Holder is a corporation, the affidavit or statutory declaration shall be made by a director or officer of the corporation.

(b) Every Holder of Securities, by receiving and holding the same, agrees with the Issuer and the Trustee that neither the Issuer nor the Trustee shall be held accountable by reason of the disclosure of such list of the names and addresses of the Holders, regardless of the source from which such information was derived, and that the Trustee shall not be held accountable by reason of mailing any material pursuant to a request made under the Trust Indenture Legislation.

(c) Upon the demand of the Trustee, the Issuer shall furnish the Trustee with the information required to enable the Trustee to comply with obligations in clause (a) of this Section 601; provided, however, that, for so long as the Trustee is the Security Registrar, the Issuer need not furnish to the Trustee the list referred to therein. The Issuer shall comply with the terms of such other applicable provisions of the Trust Indenture Legislation in respect of the provision of a list of Holders of Securities.

SECTION 602. Reports by Parent.

(a) Subject to Section 602(b), whether or not Parent is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, Parent will file with the SEC, and provide to the Trustee and the Holders of the Securities, within the time periods specified in such Sections of the Exchange Act: (i) all quarterly and annual reports that would be required to be filed with the SEC on Forms 10-Q and 10-K if Parent were required to file such reports; and (ii) all current reports that would be required to be filed with the SEC on Form 8-K if Parent were required to file such reports.

(b) If, at any time, Parent is not subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act for any reason, Parent will nevertheless continue filing the reports specified in Section 602(a) with the SEC within the time periods required, unless the SEC will not accept such a filing. Parent agrees that it will not take any action for the purpose of causing the SEC not to accept such filings. If, notwithstanding the foregoing, the SEC will not accept such filings for any reason, Parent will post the reports specified in Section 602(a) on its website within the time periods that would apply if Parent were required to file those reports with the SEC.

(c) For purposes of this Section 602, Parent will be deemed to have provided a required report to the Trustee and the Holders of the Securities if it has timely filed such report with the SEC via the EDGAR filing system (or any successor system); it being understood that the Trustee shall have no responsibility to determine if such filings have been made.

(d) Notwithstanding anything to the contrary set forth in this Section 602, if any parent entity of Parent has filed with the SEC the information described in in Section 602(a) with respect to such parent entity of Parent, Parent shall be deemed to be in compliance with the provisions of this Section 602; provided that, if such parent entity has material assets or operations other than those that are owned or operated by Parent and its Subsidiaries, such parent entity will provide to the Trustee and Holders of the Securities financial information that explains in reasonable detail the differences between the information relating to such parent entity, on the one hand, and the information relating to Parent and its Subsidiaries, on the other hand.

ARTICLE SEVEN

SUCCESSORS

SECTION 701. Issuer or Guarantor May Consolidate, etc.

The Issuer and each Guarantor shall not consolidate or amalgamate with or merge into any other Person or convey, transfer or lease all or substantially all of the Issuer’s or a Guarantor’s respective properties and assets to any Person, unless:

(a) either (1) the Issuer or a Guarantor, as applicable, is the continuing corporation or (2) any resulting, surviving or transferee Person (if not the Issuer or a Guarantor) formed by such consolidation or amalgamation or into which the

Issuer or a Guarantor, as applicable, is merged or which acquires by conveyance, transfer or lease all or substantially all of the Issuer’s or a Guarantor’s properties and assets (such Person, the “Successor Purchaser”) is an entity organized under the laws of the United States, any state of the United States or the District of Columbia or the federal laws of Canada or the laws of any province or territory of Canada;

(b) the Successor Purchaser (if not the Issuer or a Guarantor, as applicable) (1) assumes by operation of law or (2) expressly assumes by a supplemental indenture (and, where such Successor Purchasers is a successor to a Guarantor, a Guarantee) the due and punctual payment of the principal of, and any premium and interest on, all of the Securities and the performance of every obligation in this Indenture (and, where such Successor Purchasers is a successor to a Guarantor, such Guarantor’s Guarantee) that the Issuer or the Guarantor, as applicable, would otherwise have to perform as if it were an original party hereto (and thereto, as applicable);

(c) immediately after the effective date of such transaction, no Event of Default shall have occurred and be continuing under this Indenture; and

(d) the Issuer or the Successor Purchaser, as applicable, shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that such consolidation, amalgamation, merger, conveyance or transfer, as applicable, and, if a supplemental indenture is required in connection with such transaction (or series of transactions), such supplemental indenture, comply with this Section 701.

SECTION 702. Successor Substituted.

In the event that the Issuer or a Guarantor consolidates or amalgamates with or merges into another Person or conveys, transfers or leases all or substantially all of its assets to any Person, the Successor Purchaser shall assume all of the Issuer’s obligations or such Guarantor’s obligations, as applicable, under this Indenture and the Securities (and, in the case of a Guarantor, such Guarantor’s Guarantee) in accordance with Section 701(b) and the Issuer or such Guarantor, as applicable, shall be discharged from, relieved of, all of its obligations under this Indenture, the Securities and, in the case of a Guarantor, its Guarantee (and, in the event of any such consolidation, amalgamation, merger, conveyance or transfer, the Issuer, the Company or Parent as the predecessor corporation, as applicable, may thereupon or at any time thereafter be dissolved, wound up, or liquidated). After assuming such obligations, the Successor Purchaser shall succeed to, and be substituted for, and may exercise every right and power of, the Issuer or such Guarantor, as applicable, under this Indenture and the Securities (and, where such Successor Purchasers is a successor to a Guarantor, such Guarantor’s Guarantee) with the same effect as if such Successor Purchaser had been named as the Issuer or a Guarantor herein (and therein, as applicable).

ARTICLE EIGHT

SUPPLEMENTS AND AMENDMENTS TO INDENTURE

SECTION 801. Supplemental Indentures and Amendments Without Consent of Holders.

Notwithstanding Section 802, without the consent of any Holders, the Issuer, any Guarantors of the affected Securities, if applicable, and the Trustee, at any time and from time to time, may amend, supplement or modify this Indenture (including any Series Supplement), the Securities or any Guarantee, and the Issuer may direct the Trustee to enter into one or more indentures supplemental hereto, in form satisfactory to the Trustee, for any of the following purposes:

(a) to evidence or otherwise reflect that another Person has succeeded the Issuer or a Guarantor hereunder, and the assumption by any such successor of the obligations of the Issuer or such Guarantor, as applicable, herein and in the Securities (or, in the case of a Guarantor, its Guarantee);

(b) to add further covenants of the Issuer or a Guarantor or provide for guarantees for the benefit of the Holders of any Series of Securities (and if any such added covenants are for the benefit of less than all Series of Securities, stating which Series are entitled to benefit therefrom), or to surrender any right or power herein or in the Securities of any Series conferred upon the Issuer, a Guarantor or any Subsidiary;

(c) to add any additional Event of Default in respect of a Series of Securities (and, if the added Event of Default is for the benefit of less than all Series of Securities, stating to which Series it applies);

(d) to add provisions for bearer Securities so long as the action does not adversely affect the interests of Holders of any Securities of such Series in any material respect;

(e) to change or eliminate any of the provisions of this Indenture; provided, however, that any such change or elimination shall become effective only when there is no Security Outstanding of any Series created prior to the execution of such supplemental indenture which is entitled to the benefit of such provision;

(f) to evidence and provide for the acceptance of appointment hereunder of a Trustee (other than Computershare Trust Company of Canada as Trustee) for a Series of Securities and to add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee, pursuant to the requirements of Article Five;

(g) to evidence and provide for the acceptance of appointment hereunder by a successor Trustee with respect to the Securities of one or more Series, and to add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee, pursuant to the requirements of Section 510(b);

(h) to add to the conditions, limitations and restrictions on the authorized amount, form, terms or purposes of issue, authentication and delivery of Securities, as herein set forth, other conditions, limitations and restrictions thereafter to be observed;

(i) to supplement any of the provisions of this Indenture to such extent as shall be necessary to permit or facilitate the defeasance and discharge of any Series of Securities pursuant to Section 301; provided, however, that any such action shall not adversely affect the interests of the Holders of Securities of such Series or any other Series of Securities in any material respect;

(j) to modify this Indenture, the Securities of a Series or a Guarantee in order to comply with applicable Trust Indenture Legislation;

(k) to reduce the minimum denomination of any Series of Securities;

(l) to add Guarantees with respect to the Securities of such Series or to confirm and evidence the release, termination or discharge of any such Guarantee when such release, termination or discharge is permitted under this Indenture;

(m) to convey, transfer, assign, mortgage or pledge any property to or with the Trustee as security for the Securities of any Series or a Guarantee, or to confirm and evidence the release, termination, discharge or retaking of any Lien with respect to or securing the Securities of any Series or a Guarantee when such release, termination, discharge or retaking, as applicable, is provided for under this Indenture;

(n) with respect to any Series of Securities, to conform any provision of this Indenture, or in the applicable Securities, Guarantee or Series Supplement, to any provision summarized under the heading “Description of the Notes” (or any similar section that purports to summarize terms and conditions of such Series) in any offering memorandum or other offering document relating to the issuance of Securities of such Series;

(o) to cure any ambiguity, omission, mistake, defect or error, to correct or supplement any provision herein which may be inconsistent with any other provision herein, or to make any other provisions with respect to matters or questions arising under this Indenture, provided such action shall not adversely affect the interests of the Holders of Securities of any particular Series in any material respect;

(p) to give effect to any Holder Direction or any other direction from Holders permitted to be given under this Indenture, and to any other Act of the Holders made, given or taken by the Holders of one or more Series in accordance with this Indenture; or

(q) to change the International Securities Identification Number (ISIN) and Committee on Uniform Securities Identification Procedures (CUSIP) number of any Security.

In addition, without the consent of any Holders, but subject to the terms and conditions of this Indenture, the Issuer, one or both of the Guarantors, as applicable, and the Trustee may, and the Trustee shall, upon the written request of the Issuer or when so directed by this Indenture, make, execute, acknowledge and deliver Series Supplements from time to time to establish the form or terms of a Series of Securities, including additional Securities of an existing Series to the extent permitted by the applicable Series Supplement, which the Issuer wishes to issue under this Indenture.

SECTION 802. Supplemental Indentures and Certain Amendments With Consent of Holders.

The Issuer, any Guarantors of the affected Securities, if applicable, and the Trustee may, and the Trustee shall upon written request of the Issuer or when so directed by this Indenture, enter into one or more indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or the Securities of any Series or of waiving or modifying in any manner the rights of the Holders of a Series under this Indenture or the Securities of such Series upon delivery to the Issuer and the Trustee of written notice of a Holder Direction from the Holders of Outstanding Securities of each Series that would be affected by such supplemental indenture or indentures, as the case may be; provided, however, that no such supplemental indenture, amendment or waiver shall, without the consent of the Holder of each Outstanding Security of a Series affected thereby:

(a) modify the Stated Maturity of, or reduce the principal of, or premium on, any Security;

(b) reduce the rate of or change the time for payment of interest on any Security;

(c) reduce or alter the method of computation of any amount payable upon redemption, repayment or purchase of any Security by the Issuer, or the time when the redemption, repayment or purchase may be made;

(d) change any obligation of the Issuer or any Guarantor to pay Additional Amounts pursuant to Section 907;

(e) make the principal or interest on any Security payable in a currency other than that stated in the Security or change the place of payment;

(f) impair any right of any Holder to receive payment of principal of and interest on such Holder’s Securities on or after the Stated Maturity thereof (or, in the case of redemption, on or after the Redemption Date);

(g) reduce the right of any Holder to sue for the enforcement of payment of the principal or interest on or with respect to such Holder’s Securities;

(h) make any change in the ranking or priority of any Security that would adversely affect the Holders of such Security;

(i) reduce the percentage in principal amount of the Outstanding Securities of such Series, the consent of whose Holders is required for any such supplemental indenture, or the consent of whose Holders is required for any waiver (of compliance with certain provisions of this Indenture or certain Defaults hereunder and their consequences) provided for in this Indenture; or

(j) modify any of the provisions of this Section 802 or Section 413 or Section 908, except to increase any such percentage or to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the Holder of each Outstanding Security of such Series affected thereby; provided, however, that this clause shall not be deemed to require the consent of any Holder of a Security with respect to changes in the references to “the Trustee” and concomitant changes in this Section 802 and Section 908, or the deletion of this proviso, in accordance with the requirements of Section 508, Section 509, Section 510, Section 801(f) or Section 801(g).

It shall not be necessary for any Act of Holders under this Section 802 to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such Act shall approve the substance thereof. Notwithstanding anything to the contrary in this Indenture, any action that is permitted or authorized to be taken by a Holder Direction shall be binding upon all Holders of the applicable Series regardless of whether a particular Holder shall have approved such Holder Direction and, except as otherwise provided in such Holder Direction, regardless of whether the Holders of any other affected Series shall have approved such action in respect of such other affected Series under this Section 802.

SECTION 803. Execution of Supplemental Indentures.

In executing, or accepting the additional trusts created by, any supplemental indenture permitted by this Article or the modifications thereby of the trusts created by this Indenture, the Trustee shall be entitled to receive, and (subject to the Trust Indenture Legislation and Section 503 hereof) shall be fully protected in acting and relying upon, an Opinion of Counsel stating that the execution of such supplemental indenture is authorized or permitted by this Indenture. The Trustee may, but shall not be obligated to, enter into any such supplemental indenture which affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise.

SECTION 804. Effect of Supplemental Indentures.

Upon the execution of any supplemental indenture under this Article Eight, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder of Securities of the applicable Series theretofore or thereafter authenticated and delivered hereunder shall be bound thereby. A supplemental indenture which changes or eliminates any covenant or other provision of this Indenture which has expressly been included solely for the benefit of one or more particular Series of Securities, or which modifies the rights of the Holders of Securities of such Series with respect to such covenant or other provision, shall be deemed not to affect the rights under this Indenture of the Holders of Securities of any other Series.

SECTION 805. Conformity with the Trust Indenture Legislation.

Every supplemental indenture executed pursuant to this Article Eight shall conform to the requirements of Trust Indenture Legislation, if any, as then in effect and to the extent applicable.

SECTION 806. Reference in Securities to Supplemental Indentures.

Securities authenticated and delivered after the execution of any supplemental indenture pursuant to this Article Eight may, and shall if required by the Trustee or the Issuer, bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Issuer shall so determine, new Securities so modified as to conform to any such supplemental indenture may be prepared and executed by the Issuer and, upon Issuer Order, authenticated and delivered by the Trustee in exchange for Outstanding Securities.

ARTICLE NINE

COVENANTS

SECTION 901. Payment of Principal, Premium and Interest.

The Issuer covenants and agrees, for the benefit of the Holders of each particular Series, that it will duly and punctually pay the principal of (and premium, if any) and interest on the Securities of such Series in accordance with the terms of such Securities and this Indenture.

SECTION 902. Maintenance of Office or Agency.

The Issuer will maintain, or cause the related Security Registrar or related Paying Agent, as the case may be, to maintain, an office or agency at each Place of Payment for a Series where Securities of such Series may be presented or surrendered for payment and where such Securities may be surrendered for registration of transfer or exchange. The Corporate Trust Office of the Trustee shall be such office or agency of the Issuer, unless the Issuer shall designate and maintain some other office or agency for one or more of such purposes. The Issuer will give prompt written notice to the Trustee of any change in the location of any such office or agency. If at any time the Issuer shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee, and the Issuer hereby appoints the Trustee as its agent to receive all such presentations, surrenders, notices and demands.

The Issuer may from time to time designate one or more other offices or agencies (in or outside of the Place of Payment) where the Securities of one or more Series may be presented or surrendered for any or all purposes specified above in this Section 902, and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Issuer of its obligation to maintain an office or agency in the Place of Payment for each Series for such purposes. The Issuer will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such office or agency.

SECTION 903. Money for Securities Payments To Be Held in Trust.

If the Issuer shall at any time act as its own Paying Agent, it will, on or before each due date of the principal of (and premium, if any) or interest on any of the Securities, segregate and hold in trust for the benefit of the Persons entitled thereto a sum sufficient to pay the principal (and premium, if any) or interest so becoming due until such sums shall be paid to such Persons or otherwise disposed of as herein provided, and will promptly notify the Trustee of its action or failure so to act.

Whenever the Issuer shall have one or more Paying Agents for the Securities, it will, on or before each due date of the principal of (and premium, if any) or interest on any Securities, deposit with a Paying Agent a sum or, to the extent specified in the applicable Series Supplement, other consideration sufficient to pay the principal (and premium, if any) or interest so becoming due, such sum or other consideration to be held in trust for the benefit of the Persons entitled to such principal, premium or interest and (unless such Paying Agent is the Trustee) the Issuer will promptly notify the Trustee of such action or any failure so to act.

The Issuer will cause each Paying Agent other than the Trustee to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee, subject to the provisions of this Section 903, that such Paying Agent will:

(a) hold all sums held by it for the payment of the principal of (and premium, if any) and interest on Securities in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein provided;

(b) give the Trustee notice of any default by the Issuer (or any other obligor upon the Securities) in the making of any payment of principal (and premium, if any) or interest; and

(c) at any time during the continuation of any such default, upon the written request of the Trustee, forthwith pay to the Trustee all sums so held in trust by such Paying Agent.

The Issuer may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, pay, or by Issuer Order direct any Paying Agent to pay, to the Trustee all sums and other consideration held in trust by the Issuer or such Paying Agent, such sums and other consideration to be held by the Trustee upon the same trusts as those upon which such sums and other consideration were held by the Issuer or such Paying Agent; and, upon such payment by any Paying Agent to the Trustee, such Paying Agent shall be released from all further liability with respect to such sums and other consideration.

Except as otherwise provided in the Series Supplement, and subject to the Trust Indenture Legislation and other applicable laws, any money deposited with the Trustee or any Paying Agent, or then held by the Issuer, in trust for the payment of the principal of (and premium, if any) or interest on any Security and remaining unclaimed for two years (or such shorter period as may be specified in the applicable abandoned property statutes) after such principal (and premium, if any) or interest has become due and payable shall be paid to the Issuer on Issuer Request, or (if then held by the Issuer) shall be discharged from such trust; and the Holder of such Security shall thereafter, as an unsecured general creditor, look only to the Issuer for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Issuer as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such payment to the Issuer, may, at the expense of the Issuer, cause to be mailed to Holders of Securities notice that such consideration remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such mailing, any unclaimed balance of such consideration then remaining will be delivered or repaid to the Issuer.

SECTION 904. Statements as to Compliance.

The Company will deliver to the Trustee for each Series of Securities, within 120 days after the end of each fiscal year of Parent ending after the date hereof (or within such shorter time period as may be required by the Trust Indenture Legislation), a written statement signed by an officer or director of the Company stating that:

(a) a review of the activities of the Issuer and the Guarantors during such year and of performance under this Indenture has been made under his or her supervision; and

(b) to the best of his or her knowledge, based on such review, the Issuer and the Guarantors are in compliance with all of the conditions and covenants under this Indenture that, if not complied with, would constitute a Default or, if the Issuer or a Guarantor has not complied with one or more of such requirements, giving the particulars of its failure to comply.

For purposes of clause (b) of this Section 904, such compliance shall be determined without regard to any period of grace or requirement of notice provided under this Indenture.

SECTION 905. Limitations on Liens.

(a) Except as expressly provided in Section 905(b), Parent shall not, and shall not permit any Restricted Subsidiary to, create, assume or incur any Lien, securing any indebtedness for borrowed money, upon (x) any Principal Facility or (y) any shares of Capital Stock of any Restricted Subsidiary that owns a Principal Facility to the extent such shares are owned by Holdings or one or more of its Restricted Subsidiaries, in either case without making effective provision whereby all the Securities shall be secured with a Lien on such Principal Facility or such Capital Stock to the same extent and in the same proportion as the indebtedness for borrowed money secured by such Lien on such Principal Facility or such Capital Stock, so long as any such indebtedness for borrowed money shall be so secured; provided, however, that this Section 905 shall not be applicable to any of the following:

(i) Liens incurred in connection with the issuance by a governmental entity, state or political subdivision of any securities the interest on which is exempt from United States federal income taxes by virtue of Section 103 of the Code or any other laws and regulations in effect at the time of such issuance;

(ii) Liens existing on July 6, 2015;

(iii) Liens on property existing at the time Parent or any of its Restricted Subsidiaries acquires such property or existing on property of any Person that becomes a Subsidiary at the time such Person becomes a Subsidiary, including through a merger, amalgamation, share exchange or consolidation, or securing the payment of all or part of the purchase price of such property or to secure indebtedness incurred solely for the purpose of financing the acquisition of such property;

(iv) Liens securing indebtedness incurred to finance the development, construction, repair, alteration or improvement of such property incurred prior to, or within 180 days after the later of, the completion of development, construction, repair, alteration or improvement of such property and the commencement of full operation of such property; provided, however, that such Liens shall not apply to any other property of Parent or any Restricted Subsidiaries;

(v) Liens in favor of a U.S. federal, state or municipal governmental entity entered into for the purposes of reducing certain tax liabilities of Parent or its Subsidiaries, provided that Parent or such Subsidiary may upon not more than 120 days’ notice obtain title from such governmental entity to such property free and clear of any Liens (other than Liens permitted by this Section 905(a)) by paying a nominal fee or the amount of any taxes (or any portion thereof) that would have otherwise been due and payable had such transaction not been terminated, by canceling issued bonds, if any, or otherwise terminating or unwinding such transaction;

(vi) Liens in favor of either Guarantor, the Issuer or any Restricted Subsidiary;

(vii) Liens required in connection with governmental programs which provide financial or tax benefits, as long as substantially all of the obligations secured are in lieu of or reduce an obligation that would have been secured thereby by a Lien permitted under this Section 905; and

(viii) Liens for the sole purpose of refunding, refinancing, exchanging, repaying, extending, renewing or replacing (including pursuant to any defeasance or discharge mechanism) in whole or in part the indebtedness secured by any Lien referred to in any of the foregoing clauses (i) through (vii) of this Section 905(a) (other than clause (vi)) or in this clause (viii).

(b) Parent or any of its Restricted Subsidiaries may create, assume or incur, or suffer to be created, assumed or incurred, Liens that would otherwise be subject to the restrictions set out in Section 905(a), without securing any Securities of any Series; provided that the aggregate value of all outstanding indebtedness secured thereby, plus the aggregate value of all Sale and Leaseback Transactions permitted by the provisions of Section 906, does not, at the time of such creation, assumption or incurrence, exceed the greater of (x) 10% of Parent’s Consolidated Net Tangible Assets, and (y) 10% of Parent’s Consolidated Capitalization.

(c) The certificate of a firm of independent public accountants shall be conclusive evidence as to the amount, at the date specified in such certificate, of net book value of any particular manufacturing plant or distribution facility, Consolidated Net Tangible Assets or Consolidated Capitalization, as the case may be.

SECTION 906. Sale and Leaseback Transactions.

Parent shall not, and shall not permit any Restricted Subsidiary to, enter into any Sale and Leaseback Transaction of any Principal Facility, unless:

(a) within 180 days of the effective date of such arrangement, an amount equal to the value of the property subject to the Sale and Leaseback Transactions is applied to the retirement of long-term, unsubordinated indebtedness for borrowed money which had a stated maturity of more than one year from the date of its creation (which may include the Securities);

(b) the sum of (1) the aggregate amount of all Attributable Debt then outstanding with respect to such Sale and Leaseback Transaction and (2) all Attributable Debt then outstanding under this clause (b) and all indebtedness secured by Liens pursuant to Section 905(b) would not, at the time such transaction is entered into, exceed the greater of (i) 10% of Parent’s Consolidated Net Tangible Assets, and (ii) 10% of Parent’s Consolidated Capitalization;

(c) such Sale and Leaseback Transaction exists on July 6, 2015 or at the time any Person that owns a Principal Facility becomes a Restricted Subsidiary;

(d) such Sale and Leaseback Transaction is entered into solely between Parent and any Subsidiary or between its Subsidiaries;

(e) such Sale and Leaseback Transaction is with a governmental authority that provides financial or tax benefits; or

(f) such Sale and Leaseback Transaction is entered into within 180 days after the initial acquisition of the Principal Facility subject to such Sale and Leaseback Transaction.

The term “value” shall, for the purpose of this Section 906 and Section 905(b), mean, with respect to a Sale and Leaseback Transaction, as of any particular time, the amount equal to the greater of (i) the net proceeds of the sale of the property leased pursuant to such Sale and Leaseback Transaction or (ii) the fair value of such property at the time of entering into such Sale and Leaseback Transaction, as determined by the Company in good faith. The certificate of a firm of independent public accountants shall be conclusive evidence as to the amount, at the date specified in such certificate, of net book value of any particular manufacturing plant or distribution facility, Consolidated Net Tangible Assets or Consolidated Capitalization, as the case may be.

SECTION 907. Payment of Additional Amounts

If specified in the Series Supplement in respect of a Series, the provisions of this Section 907 shall be applicable to such Series.

All payments made by the Issuer under or with respect to the Securities or a Guarantor under or with respect to its Guarantee will be made without withholding or deduction for or on account of any present or future tax, assessment or other governmental charge (“Taxes”), unless the withholding or deduction of such Taxes is then required by law. If any deduction or withholding for, or on account of, any Taxes imposed or levied by or on behalf of any jurisdiction in which the Issuer or the Guarantors are from time to time organized, engaged in business for tax purposes or resident for tax purposes or any political subdivision thereof or therein (each, a “Tax Jurisdiction”) will at any time be required to be made from any payments made by the Issuer to a Holder under or with respect to the Securities or a Guarantor under or with respect to its Guarantee, the Issuer or such Guarantor, as applicable, will pay to such Holder such additional amounts (“Additional Amounts”) as may be necessary so that the net amount received by such Holder (including the Additional Amounts) after such withholding or deduction will not be less than the amount such Holder would have received if such Taxes had not been withheld or deducted; provided, that no Additional Amounts will be payable with respect to a payment to a Holder to the extent the related Taxes:

(a) arise by reason of a present or former connection between such Holder (or between a fiduciary, settlor, beneficiary, member of, shareholder of, or possessor of a power over that Holder, if that Holder is an estate, trust, partnership or corporation or any person other than the Holder to which that Security or any amount payable on that Security is attributable for the purpose of that Tax) and the relevant Tax Jurisdiction (or any province or territory thereof), other than a connection arising solely by reason of the acquisition, ownership or disposition of the Securities, the receipt of payments in respect of the Securities or Guarantee or the enforcement thereof;

(b) would not have been so withheld or deducted if the Security had been presented for payment within 30 days after the Issuer made available to such Holder a payment of principal in accordance with the terms of this Indenture, except to the extent that such Holder would have been entitled to Additional Amounts had the Note been presented on the last day of such 30 day period and there were no additional withholdings or deductions as a result of such late presentment;

(c) are in respect of any estate, inheritance, gift, transfer, excise, wealth, capital gains, personal property or similar Taxes;

(d) are imposed other than by withholding or deduction by us or a paying agent from the payment;

(e) arise from the failure of such Holder to comply with a timely request of the Issuer to provide information concerning such holder’s nationality, residence, entitlement to treaty benefits, identity or connection with a Tax Jurisdiction or to make any timely or valid declaration or similar claim or satisfy any certification information or other reporting requirement, if and to the extent that due and timely compliance with such request would have reduced or eliminated such Taxes;

(f) arise as a result of the Holder not dealing at arm’s length with the Issuer for the purposes of the Income Tax Act (Canada) or (ii) the Holder being a “specified shareholder” of the Issuer or a person who does not deal at arm’s length with a specified shareholder of the Issuer for the purposes of the thin capitalization rule contained in subsection 18(4) of the Income Tax Act (Canada);

(g) are imposed in respect of any Holder that is not the sole beneficial owner of the Securities, or a portion of the Securities, or that is a fiduciary, partnership or limited liability company, but only to the extent that a beneficial owner with respect to the Holder, a beneficiary or settlor with respect to the fiduciary, or a beneficial owner or member of the partnership or limited liability company would not have been entitled to the payment of an Additional Amount had the beneficiary, settlor, beneficial owner or member received directly its beneficial or distributive share of the payment;

(h) in the case of a payment made by a Guarantor, arise by reason of the Holder (or the beneficial owner for whose benefit such Holder holds such Security, or a fiduciary, settlor, beneficiary, member or shareholder of the Holder if the Holder is an estate, trust, partnership or corporation, or a person holding a power over an estate or trust administered by a fiduciary holder) being considered as:

(i) being or having been a personal holding company, a passive foreign investment company or a controlled foreign corporation for U.S. income tax purposes or a corporation that has accumulated earnings to avoid U.S. federal income tax;

(ii) being or having been a “10-percent shareholder” of a Guarantor as defined in section 871(h)(3) of the Code or any successor provision; or

(iii) being a bank receiving payments on an extension of credit made pursuant to a loan agreement entered into in the ordinary course of its trade or business, as described in section 881(c)(3)(A) of the Code or any successor provision;

(i) are imposed under Sections 1471 through 1474 of the Code (or any amended or successor provisions), any current or future regulations or official interpretations thereof, any agreement entered into pursuant to Section 1471(b) of the Code or any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement entered into in connection with the implementation of such sections of the Code; or

(j) arise by reason of any combination of clause (a) through (i) above of this Section 907.

Notwithstanding the foregoing or any other provision of this Indenture, any Additional Amounts payable to a Holder shall be equal to the lesser of (i) the Additional Amounts that would be required if the Holder was a resident of Canada for purposes of the Income Tax Act (Canada); and (ii) the Additional Amounts that would otherwise be payable to the Holder.

At least 10 days prior to each date on which any payment under or with respect to a Series is due and payable, if the Issuer will be obligated to pay Additional Amounts with respect to such payment, the Issuer will deliver to the Trustee an Officer’s Certificate stating the fact that such Additional Amounts will be payable, stating the amounts so payable and will set forth such other information necessary to enable the Trustee, on behalf of the Issuer, to pay such Additional Amounts to Holders of such Series on the payment date. The Trustee will make such payments in the same manner as any other payments on such Series.

Whenever in this Indenture there is mentioned, in any context, the payment of principal (and premium, if any), Redemption Price, interest or any other amount payable under or with respect to any Security such mention shall be deemed to include mention of the payment of Additional Amounts provided for in this Section 907 to the extent that, in such context, Additional Amounts are, were or would be payable in respect thereof pursuant to the provisions of this Section 907 and express mention of the payment of Additional Amounts (if applicable) in any provisions hereof shall not be construed as excluding Additional Amounts in those provisions hereof where such express mention is not made (if applicable).

SECTION 908. Waiver of Certain Covenants.

The Issuer and the Guarantors may omit in any particular instance to comply with any covenant or condition set forth in Section 602, Section 904, Section 905 or Section 906 or, except as provided in Section 413, any and all additional or different covenants or conditions provided in the applicable Series Supplement (except as otherwise indicated therein), in each case, with respect to any Series of Securities to which such covenant or condition applies, if, before or after the time for such compliance, the Holders of the Outstanding Securities of such affected Series shall, by Holder Direction, waive such compliance in such instance with such covenant or condition, but no such waiver shall extend to or affect such covenant or condition except to the extent so expressly waived, and, until such waiver shall become effective, the obligations of the Issuer and the Guarantors and the duties of the Trustee in respect of any such covenant or condition shall remain in full force and effect for purposes of such Series.

ARTICLE TEN

REDEMPTION OF SECURITIES

SECTION 1001. Right of Redemption.

(a) The Securities of a Series may be redeemed, at the option of the Issuer, as a whole or from time to time in part, at any time, at the Redemption Price (together with accrued and unpaid interest to, but excluding, the Redemption Date) and subject to the other terms and conditions, if any, specified in such Security or the Series Supplement in respect of the Securities of such Series.

(b) In addition to any right of redemption provided in a Series Supplement, Securities of any Series may be redeemed, at the option of the Issuer at any time, in whole but not in part, at a Redemption Price equal to the principal amount thereof together with accrued and unpaid interest to, but not including, the Redemption Date, upon the giving of a notice as described below, if as a result of any change in, or amendment to, applicable laws (or any regulations or rulings promulgated under applicable laws), or any change in, or amendment to, an official position regarding the application or interpretation of such laws, regulations or rulings (including a holding by a court of competent jurisdiction), which change or amendment is announced or becomes effective on or after June 23, 2015, or such alternate date as may be specified in the Series Supplement for such Series, the Issuer becomes or will become or a Guarantor becomes or will become obligated to pay Additional Amounts (based on a written opinion of independent counsel selected by the Issuer) with respect to Securities of such Series pursuant to Section 907.

SECTION 1002. Applicability of Article.

Redemption of Securities of any Series at the election of the Issuer or otherwise, as permitted or required by any provision of this Indenture or any Series Supplement in respect of the Securities of such Series, shall be made in accordance with such provision and this Article Ten; provided, however, that if any provision of any such Series Supplement shall conflict with any provision of this Article Ten, the provision of such Series Supplement shall govern.

SECTION 1003. Election to Redeem; Notice to Trustee.

The election of the Issuer to redeem any Securities of any Series shall be evidenced by an Officer’s Certificate. In case of any redemption at the election of the Issuer of the Securities of any particular Series, the Issuer shall, at least 30 days (or, in the case of a redemption pursuant to Section 1001(b), at least 15 days) but not more than 60 days prior to the Redemption Date fixed by the Issuer (unless a shorter notice or longer notice, as applicable, shall be satisfactory to the Trustee) notify the Trustee of such Redemption Date, the applicable Series of Securities to be redeemed and the principal amount of such Securities to be redeemed.

SECTION 1004. Selection by Trustee of Securities to be Redeemed.

If less than all the Securities of a Series are to be redeemed, the particular Securities or portions thereof to be redeemed shall be selected by the Trustee from the Outstanding Securities of such Series not previously called for redemption, (a) on a pro rata basis (or as nearly as practicable) if the Securities are represented by physical certificates or (b) by lot or such other similar method in accordance with the procedures of the Depositary if the Securities are Global Securities, and the amounts to be redeemed may be equal to Cdn$1,000 (for Securities denominated in Canadian dollars) or the minimum denomination provided for in the applicable Series Supplement (for Securities that are denominated in Canadian dollars) or any integral multiple thereof.

The Trustee shall promptly notify the Issuer and the Security Registrar in writing of the Securities selected for redemption and, in the case of any Securities selected for partial redemption, the principal amount thereof to be redeemed.

For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to redemption of Securities shall relate, in the case of any Security redeemed or to be redeemed only in part, to the portion of the principal amount of such Security which has been or is to be redeemed.

SECTION 1005. Notice of Redemption.

Notice of redemption shall be mailed by first-class mail to each Holder of Securities of the Series to be redeemed, at its address appearing in the Security Register, or delivered electronically, in each case at least 30 but not more than 60 days prior to the Redemption Date; provided, however, that a notice redemption may be mailed more than 60 days prior to the Redemption Date if the notice is issued in connection with a defeasance of the Series to be redeemed or a satisfaction and discharge of the Indenture pursuant to Article Three.

All notices of redemption shall state:

(a) the Redemption Date;

(b) the Redemption Price;

(c) if less than all Outstanding Securities of a Series are to be redeemed, the identification (and, in the case of a Security to be redeemed in part, the respective principal amounts) of the particular Securities to be redeemed;

(d) that, on the Redemption Date, the Redemption Price will become due and payable upon each such Security or portion thereof, and that, unless the Issuer defaults in making such redemption payment, and that interest thereon, if any, shall cease to accrue on and after said date;

(e) the place or places where such Securities are to be surrendered for payment of the Redemption Price; and

(f) any conditions to redemption.

Notice of redemption of Securities to be redeemed at the election of the Issuer shall be given by the Issuer or, at the Issuer’s written request, by the Trustee in the name and at the expense of the Issuer. Notice of any redemption of Securities in connection with a corporate transaction (including any equity offering, an incurrence of indebtedness or a transaction involving a change of control of Parent, the Company or the Issuer) may, at the Issuer’s discretion, be given prior to the completion thereof and any such redemption or notice may, at the Issuer’s discretion, be subject to one or more conditions precedent, including, but not limited to, completion of the related transaction. If such redemption or purchase is so subject to satisfaction of one or more conditions precedent, such notice shall describe each such condition, and such notice may be rescinded in the event that any or all such conditions shall not have been satisfied by the Redemption Date. In addition, the Issuer may provide in such notice that payment of the Redemption Price and performance of the Issuer’s obligations with respect to such redemption may be performed by another Person.

Any inadvertent defect in a notice of redemption, including an inadvertent failure to give notice, to any Holder whose Securities are selected for redemption will not impair or affect the validity of the redemption of any the Securities of any other Holder that are to be redeemed.

SECTION 1006. Deposit of Redemption Price or Purchase Price.

On or prior to 10:00 a.m. Eastern Time on any Redemption Date or Purchase Date, the Issuer shall deposit or cause to be deposited with the Trustee or with a Paying Agent (or, if the Issuer is acting as its own Paying Agent, segregate and hold in trust as provided in Section 903) an amount of money sufficient to pay the Redemption Price or Purchase Price, as applicable, of, and (except if the Redemption Date or Purchase Date shall be an Interest Payment Date) any accrued and unpaid interest to, but excluding, the Redemption Date or Purchase Date, as applicable, on, all the Securities which are to be redeemed or repurchased on that date.

SECTION 1007. Securities Payable on Redemption Date.

Notice of redemption having been given as aforesaid, subject to any terms or conditions of such notice of redemption that are permitted by the Series Supplement in respect of such Securities, the Securities so to be redeemed shall, on the Redemption Date, become due and payable at the Redemption Price therein specified and, from and after such date (unless the Issuer shall default in the payment of the Redemption Price and accrued and unpaid interest thereon, if any, that is payable to the Holder of such Securities in connection with such redemption), interest thereon shall cease to accrue on such Securities, which shall cease to bear interest. Upon surrender of any such Security for redemption in accordance with said notice, such Security shall be paid by the Issuer at the Redemption Price together with accrued and unpaid interest that is payable thereon, if any, to but excluding the Redemption Date; provided, however, that installments of interest whose Stated Maturity is on or prior to the Redemption Date shall be payable to the Holders of such Securities, or one or more Predecessor Securities, registered as such at the close of business on the relevant Regular Record Dates according to the terms and the provisions of Section 209.

If any Security called for redemption shall not be so paid upon surrender thereof for redemption, the principal thereof (and premium, if any, thereon) shall, until paid, bear interest from the Redemption Date at a rate per annum equal to the rate borne by the Security or, in the case of Discount Securities or Linked Securities, at the rate provided therefor in the Series Supplement.

SECTION 1008. Securities Redeemed in Part.

Any Security which is to be redeemed only in part shall be surrendered at the office or agency of the Issuer maintained for such purpose pursuant to Section 902 (with, if the Issuer, the Security Registrar or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Issuer, the Security Registrar or the Trustee duly executed by, the Holder thereof or its attorney duly authorized in writing), and the Issuer shall execute, and, upon Issuer Order, the Trustee shall authenticate and deliver to the Holder of such Security, without service charge, a replacement Security or Securities, of any authorized denomination as requested by such Holder in aggregate principal amount equal to and in exchange for the unredeemed portion of the principal of the Security so surrendered.

SECTION 1009. Securities Purchased in Part.

Any Security that is to be purchased only in part shall be surrendered to the Paying Agent at the office of the Paying Agent or to the office or agency referred to in Section 902 (with, if the Issuer or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Issuer and the Trustee duly executed by, the Holder thereof or such Holder’s attorney duly authorized in writing) and the Issuer shall execute and, upon Issuer Order, the Trustee shall authenticate and deliver to the Holder of such Security, without service charge, a replacement Security or Securities, of any authorized denomination as requested by such Holder in an aggregate principal amount equal to, and in exchange for, the principal amount of the Security so surrendered that is not purchased.

SECTION 1010. Acquisition by Means Other Than Redemption.

For avoidance of doubt, the Issuer may purchase or otherwise acquire, at any time or from time to time, Securities of any Series by means other than a redemption, whether pursuant to an offer to purchase, open market purchase, private contract or otherwise, at such prices as the Issuer may determine in its sole discretion.

ARTICLE ELEVEN

MEETINGS OF HOLDERS OF SECURITIES

SECTION 1101. Purposes for Which Meetings May Be Called.

A meeting of Holders of Securities of any Series may be called at any time and from time to time pursuant to this Article Eleven to make, give or take any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be made, given or taken by Holders of Securities of such Series.

SECTION 1102. Call, Notice and Place of Meetings.

(a) Upon receiving the necessary funding and indemnity required by Section 503(i), the Trustee may at any time call a meeting of Holders of Securities of any Series for any purpose specified in Section 1101, to be held at such time and at such place in Toronto, Ontario as the Trustee shall determine. Notice of every meeting of Holders of Securities of any Series, setting forth the time and the place of such meeting and in general terms the action proposed to be taken at such meeting, shall be given, in the manner provided in Section 107, not less than 20 nor more than 180 days prior to the date fixed for the meeting; provided that the Trustee shall have no obligation to call any meeting if it is not funded and indemnified to its reasonable satisfaction against its costs, expenses and liabilities associated therewith.

(b) In case at any time the Issuer, pursuant to written notice to the Trustee, or the Holders of at least 10% in principal amount of the Outstanding Securities of any Series shall have requested the Trustee to call a meeting of the Holders of Securities of such Series for any purpose specified in Section 1101, by written request setting forth in reasonable detail the action proposed to be taken at the meeting, and the Trustee shall not have made the first publication of the notice of such meeting within 30 days of such request or shall not thereafter proceed to cause the meeting to be held as provided herein, then the Issuer or the Holders of Securities of such Series in the amount above specified, as the case may be, may determine the time and the place in Toronto, Ontario for such meeting and may call such meeting for such purposes by giving notice thereof as provided in paragraph (a) of this Section 1102.

SECTION 1103. Persons Entitled to Vote at Meetings.

To be entitled to vote at any meeting of Holders of Securities of any Series, a Person shall be (a) a Holder of one or more Outstanding Securities of such Series; or (b) a Person appointed by an instrument in writing as proxy for a Holder or Holders of one or more Outstanding Securities of such Series by such Holder or Holders. The only Persons who shall be entitled to be present or to speak at any meeting of Holders of Securities of any Series shall be the Persons entitled to vote at such meeting and their counsel, any representatives of the Trustee and its counsel and any representatives of the Issuer and its counsel.

SECTION 1104. Quorum; Action.

The Persons entitled to vote a majority in principal amount of the Outstanding Securities of a Series shall constitute a quorum for a meeting of Holders of Securities of such Series. In the absence of a quorum within 30 minutes of the time appointed for any such meeting, the meeting shall, if convened at the request of Holders of Securities of such Series, be dissolved. In any other case, the meeting may be adjourned for a period of not less than 10 days as determined by the chairman of the meeting prior to the adjournment of such meeting. In the absence of a quorum at any such adjourned meeting, such adjourned meeting may be further adjourned for a period of not less than 10 days as determined by the chairman of the meeting prior to the adjournment of such adjourned meeting. Subject to Section 1105(d), notice of the reconvening of any adjourned meeting shall be given as provided in Section 1102(a), except that such notice need be given only once not less than five days prior to the date on which the meeting is scheduled to be reconvened. Notice of the reconvening of an adjourned meeting shall state expressly that Persons entitled to vote a majority in principal amount of the Outstanding Securities of such Series shall constitute a quorum.

Except as limited by the proviso to Section 802, any resolution presented to a meeting or adjourned meeting duly reconvened at which a quorum is present as aforesaid may be adopted by the affirmative vote of the Holders of a majority in principal amount of the Outstanding Securities of that Series; provided, however, that except as limited by the proviso to Section 802, any resolution with respect to any request, demand, authorization, direction, notice, consent, waiver or other action which this Indenture expressly provides may be made, given or taken by the Holders of a specified percentage which is less than a majority in principal amount of the Outstanding Securities of a Series may be adopted at a meeting or an adjourned meeting duly reconvened and at which a quorum is present as aforesaid by the affirmative vote of the Holders of such specified percentage in principal amount of the Outstanding Securities of that Series. Any resolution passed or decision taken at any meeting of Holders of Securities of any Series duly held in accordance with this Section 1104 shall be binding on all the Holders of Securities of such Series, whether or not present or represented at the meeting.

SECTION 1105. Determination of Voting Rights; Conduct and Adjournment of Meetings.

(a) Notwithstanding any other provision of this Indenture, the Trustee may make such reasonable regulations as it may deem advisable for any meeting of Holders of Securities of any Series in regard to proof of the holding of Securities of such Series and of the appointment of proxies and in regard to the appointment and duties of inspectors of votes, the submission and examination of proxies, certificates and other evidence of the right to vote, and such other matters concerning the conduct of the meeting as it shall deem appropriate. Except as otherwise permitted or required by any such regulations, the holding of Securities shall be proved in the manner specified in Section 105 and the appointment of any proxy shall be proved in the manner specified in Section 105. Such regulations may provide that written instruments appointing proxies, regular on their face, may be presumed valid and genuine without the proof specified in Section 105 or other proof.

(b) The Trustee shall, by an instrument in writing, appoint a temporary chairman of the meeting, unless the meeting shall have been called by the Issuer or by Holders of Securities as provided in Section 1102(b), in which case the Issuer or the Holders of Securities of the Series calling the meeting, as the case may be, shall in like manner appoint a temporary chairman. A permanent chairman and a permanent secretary of the meeting shall be elected by vote of the Persons entitled to vote a majority in principal amount of the Outstanding Securities of such Series as are represented in person or by proxy at the meeting.

(c) At any meeting, each Holder of a Security of such Series or a proxy thereof shall be entitled to one vote for each $1,000 principal amount of Securities of such Series held or represented by such Holder as determined in accordance with Section 116; provided, however, that no vote shall be cast or counted at any meeting in respect of any Security challenged as not Outstanding and ruled by the chairman of the meeting to be not Outstanding. The chairman of the meeting shall have no right to vote, except as a Holder of a Security of such Series or a proxy thereof.

(d) Any meeting of Holders of Securities of any Series duly called pursuant to Section 1102 at which a quorum is present may be adjourned from time to time by Persons entitled to vote a majority in principal amount of the Outstanding Securities of such Series represented in person or by proxy at the meeting; and the meeting may be held as so adjourned without further notice.

SECTION 1106. Counting Votes and Recording Action of Meetings.

The vote upon any resolution submitted to any meeting of Holders of Securities of any Series shall be by written ballots on which shall be subscribed the signatures of the Holders of Securities of such Series or of their representatives by proxy and the principal amounts and, if appropriate, the serial numbers of the Outstanding Securities of such Series held or represented by them. The permanent chairman of the meeting shall appoint two inspectors of votes who shall count all votes cast at the meeting for or against any resolution and who shall make and file with the secretary of the meeting their verified written reports in triplicate of all votes cast at the meeting. A record, at least in triplicate, of the proceedings of each meeting of Holders of Securities of any Series shall be prepared by the secretary of the meeting and there shall be attached to said record the original reports of the inspectors of votes on any vote by ballot taken thereat and affidavits by one or more Persons having knowledge of the facts setting forth a copy of the notice of the meeting and showing that said notice was given as provided in Section 1102 and, if applicable, Section 1104. Each copy shall be signed and verified by the affidavits of the permanent chairman and secretary of the meeting and one such copy shall be delivered to the Issuer, and another to the Trustee to be preserved by the Trustee, the latter to have attached thereto the ballots voted at the meeting. Any record so signed and verified shall be conclusive evidence of the matters therein stated.

ARTICLE TWELVE

GUARANTEES

SECTION 1201. Guarantees.

On the date hereof, each of the Guarantors shall execute, and deliver to the Trustee a guarantee agreement, substantially in the form attached hereto as Exhibit A, providing for its guarantee, on a joint and several basis, of the obligations of the Issuer under this Indenture and the Securities.

SECTION 1202. Release of Guarantor.

(a) A Guarantor shall be automatically and unconditionally released, discharged and relieved from all of its obligations under its Guarantee and this Indenture, and such Guarantee shall be terminated and be of no further force or effect, and no further action by such Guarantor, the Issuer or the Trustee shall be required for such release, discharge and termination, in any of the following circumstances:

(i) upon (A) the Issuer’s election to defease its obligations pursuant to Section 301 or the Issuer’s obligations under this Indenture being discharged in accordance with Section 304 and, (B) in either case, such Guarantor delivering to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for in the Indenture relating to such defeasance or discharge have been complied with;

(ii) upon such Guarantor consolidating or amalgamating with or merging into a Successor Purchaser or conveying, transferring or leasing all or substantially all of its assets to a Successor Purchaser, each in accordance with Section 701; or

(iii) as provided for in any Series Supplement.

(b) The release and termination referred to in Section 1202(a)(ii) shall take effect immediately prior to the assumption by such Successor Purchaser of such Guarantor’s obligations under this Indenture in accordance with Section 701(b).

(c) At the written request of the Issuer, the Trustee shall execute and deliver any documents reasonably required in order to evidence such release, discharge and termination in respect of the applicable Guarantee.

IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed all as of the day and year first above written.

KRAFT CANADA INC., as Issuer

By:	/s/ James Liu
Name:	James Liu
Title:	Treasurer

THE KRAFT HEINZ COMPANY, as Guarantor

By:	/s/ Fabio Spina
Name:	Fabio Spina
Title:	Attorney-In-Fact for Paulo Basilo, Vice President, Chief Financial Officer and Secretary

KRAFT HEINZ FOODS COMPANY, as Guarantor

By:	/s/ James Liu
Name:	James Liu
Title:	Global Treasurer

Signature Page to the Base Indenture

COMPUTERSHARE TRUST COMPANY OF CANADA, as Trustee

By:	/s/ Patricia Wakelin
Name:	Patricia Wakelin
Title:	Corporate Trust Officer

By:	/s/ Charles Cuschieri
Name:	Charles Cuschieri
Title:	Associate Trust Officer

Signature Page to the Base Indenture

EXHIBIT A

FORM OF GUARANTEE AGREEMENT

[see attached]

Signature Page to the Base Indenture